Reinsurance Agreement 18408-00-00

This Automatic Self Administered YRT Reinsurance Agreement

Effective January 1, 2025

(hereinafter referred to as the “Agreement”)

is made between

Thrivent Financial for Lutherans

(hereinafter referred to as the “Company”)

and

RGA Reinsurance Company

(hereinafter referred to as the “Reinsurer”)

1

Table of Contents

Article 1		4
1.1	General	4
1.2	Scope of Coverage	4

Article 2		5
2.1	Automatic Reinsurance	5
2.2	Facultative Reinsurance	6

Article 3		7
3.1	Automatic Submissions	7
3.2	Facultative Submissions	7

Article 4		8
4.1	Commencement of Automatic Reinsurance Liability	8
4.2	Commencement of Facultative Reinsurance Liability	8
4.3	Conditional Receipt or Temporary Insurance Agreement Liability	8

Article 5		9
5.1	Premium Accounting	9
5.2	Currency	9
5.3	Non-Payment of Premiums	9

Article 6		10
6.1	Right of Offset	10

Article 7		11
7.1	Conversions	11
7.2	Policy Changes	11
7.3	Reductions	12
7.4	Lapses	13
7.5	Reinstatements	13
7.6	Reinsurance Limits	14

Article 8		15
8.1	Retention Limit Change	15
8.2	Rate Increases	15
8.3	Recapture	16

Article 9		18
9.1	Claims Notice and Consultation	18
9.2	Claim Proofs	18
9.3	Claims Payment	19
9.4	Claims Practices	19
9.5	Contested Claims	20
9.6	Claims Expenses	20
9.7	Extra Contractual Obligations	20
9.8	Misstatement of Age or Sex	21

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Article 10		22
10.1	Errors and Omissions in Administration of Reinsurance	22
10.2	Dispute Resolution	22
10.3	Arbitration	23

Article 11		26
11.1	Insolvency	26

Article 12		28
12.1	Premium Tax	28

Article 13		29
13.1	Entire Agreement	29
13.2	Inspection of Records	29
13.3	Utmost Good Faith	30
13.4	Confidentiality	30
13.5	Security	33
13.6	OFAC Compliance	35
13.7	Foreign Account Tax Compliance Act (FATCA)	35

Article 14		36
14.1	Representations and Warranties	36

Article 15		37
15.1	Material Changes	37

Article 16		38
16.1	Duration of Agreement	38
16.2	Severability	38
16.3	Construction	38
16.4	Credit for Reinsurance	39
16.5	Non-Waiver	40
16.6	Retrocession	40
16.7	Governing Law	40
16.8	Interest	40
16.9	Advertising/Publicity	40
16.10	Counterparts	41

Execution		42

Exhibits		43
A	Business Covered	43
A-1	Business Guidelines	45
A-2	Facultative Submissions	46
B	Reinsurance Application	47
C	General Terms	48
C-1	Rates and Terms for Specific Plans	49
D	Company’s Retention Limits	69
E	Automatic Acceptance Limits	70
F	Reinsurance Reports	71

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Article 1

1.1	General

This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer. The acceptance of risks under this Agreement by the Reinsurer will create no right or legal relation between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy of the Company.

This Agreement will be binding upon the parties hereto and their respective successors and assigns including any rehabilitator, conservator, liquidator or statutory successor of either party. Neither party may effect any novation of this Agreement without the other party’s prior written consent.

Day or days, when used in this Agreement, will mean calendar days.

1.2	Scope of Coverage

This Agreement applies to all directly issued insurance policies and supplemental benefits and riders listed in Exhibit A (hereinafter referred to as “policies” or “policy”) and issued in a jurisdiction in which the Company is properly licensed. On and after the Effective Date of this Agreement, the Company will cede and the Reinsurer will accept its share of the benefits specified in Exhibit A in accordance with the terms of this Agreement. The policies accepted by the Reinsurer will be hereinafter referred to as “Reinsured Policies.”

The Company may not reinsure the retained amounts specified in Exhibit D on any basis without the Reinsurer’s prior written consent.

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Article 2

2.1	Automatic Reinsurance

The Company will automatically cede and the Reinsurer will automatically accept its share of the Company’s policies provided that, to the best of the Company’s knowledge:

a)	The Company has retained on each life the amount set out in Exhibit D according to the age and mortality rating at the time of underwriting; and

b)

The total of the new ultimate face amount of reinsurance requested and the amount already reinsured on that life under this Agreement and all other life agreements between the Reinsurer and the Company, does not exceed the Automatic Binding Limit set out in Exhibit E; and

c)

The total new ultimate face amount of insurance on that life in force and applied for with all companies, including the Company, and any amounts to be replaced, does not exceed the Jumbo Limit set out in Exhibit E; and

d)

The application is on a life for which the current or any previous application had not been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer within the last three (3) years, unless the reason for the previous facultative submission was for exceeding the Automatic Binding Limit or exceeding the Jumbo Limit and no longer applies; and

e)	The policy is not purchased as part of a premium financing program or third-party investment program, unless such programs have been approved in writing by the Reinsurer; and

f)

The Company applies its underwriting guidelines that are in effect at time of policy issuance. In the absence of underwriting guidelines on any particular topic or condition or if the underwriting guidelines dictate that individual consideration is required, including but not limited to referrals to a medical doctor, the Company will make underwriting decisions in good faith utilizing the care, skill and diligence with which a reasonably prudent underwriter would use in the same or similar circumstances.

For purposes of this Agreement, “ultimate face amount”, as referenced in b) and c) above, will mean, to the best of the Company’s knowledge, the projected maximum face amount at the time of underwriting, including any contractual increases, that could be reached based on reasonable assumptions made about the policy.

If the Company is already on the risk for its retention under previously issued policies, the Reinsurer will automatically accept reinsurance for newly issued policies according to the limits set out in Exhibit E, provided the Company has complied with the business guidelines specified in Exhibit A-1 (hereinafter the “Business Guidelines”) that would have applied if the new policy had been fully retained by the Company.

Automatic reinsurance will be on a YRT basis using the YRT Rates for Full Underwriting or Accelerated Underwriting specified in Exhibit C-1.

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2.2	Facultative Reinsurance

Policies that do not qualify for automatic reinsurance hereunder may be submitted to the Reinsurer on a facultative basis. Additionally, policies that qualify for automatic reinsurance may be submitted to the Reinsurer for facultative consideration. If a policy that qualifies for automatic reinsurance is submitted to the Reinsurer or other reinsurers for facultative consideration, the policy will be treated as if proposed on a facultative basis.

Facultative reinsurance will be on a YRT basis using the YRT Rates for Full Underwriting specified in Exhibit C-1.

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Article 3

3.1	Automatic Submissions

The Company will report Reinsured Policies ceded automatically to the Reinsurer according to the terms specified in Exhibit F.

Upon request, the Company will provide the Reinsurer copies of the application, underwriting papers and other information pertaining to any automatic cession under this Agreement.

3.2	Facultative Submissions

Applications for reinsurance on a facultative basis will be made in accordance with Exhibit A-2. Unless the Reinsurer provides written consent to an extension, the Company will have the number of days specified in Exhibit A-2 from the date of the Reinsurer’s final offer in which to place the policy with the insured/owner, after which the Reinsurer’s offer will expire without further notice or obligation.

The terms of this Agreement will apply to each accepted facultative offer, unless the offer specifies different terms.

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Article 4

4.1	Commencement of Automatic Reinsurance Liability

The Reinsurer’s liability for any Reinsured Policy accepted automatically will begin simultaneously with the Company’s contractual liability for that policy.

4.2	Commencement of Facultative Reinsurance Liability

The Reinsurer’s liability for facultative reinsurance will begin simultaneously with the Company’s contractual liability if the Company has accepted, during the lifetime of the insured, the Reinsurer’s offer of coverage. However, the Reinsurer will be bound to facultative policies that are placed with the Reinsurer by the Company in accordance with the Company’s reasonably documented facultative acceptance procedures and the terms of this Agreement

The Reinsurer will have no liability for any application submitted for facultative consideration if the Reinsurer declined facultative coverage or made an offer of coverage that was not accepted by the Company as required by the terms of this Agreement.

4.3	Conditional Receipt or Temporary Insurance Agreement Liability

Automatic reinsurance coverage provided by the Reinsurer for the Company’s conditional receipt or temporary insurance agreement will begin simultaneously with the Company’s contractual liability and is limited to the Reinsurer’s share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash-with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

For facultative applications submitted to the Reinsurer, the Reinsurer’s liability under a conditional receipt or a temporary insurance agreement will begin simultaneously with the Company’s contractual liability if the Reinsurer has received notice from the Company that the Reinsurer’s facultative offer has been accepted. The Reinsurer’s liability is limited to its share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash-with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

If the proposed insured dies prior to the completion of the underwriting process, the Reinsurer will continue underwriting the risk to determine if a facultative offer would have been made on the risk. If so, the Reinsurer will accept liability for the risk, subject to the limits specified in the paragraph above.

After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

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Article 5

5.1	Premium Accounting

The Company will pay the Reinsurer premiums in accordance with the terms specified in Exhibit C-1.

The method and requirements for reporting and remitting premiums are specified in Exhibit F.

5.2	Currency

All payments due under this Agreement will be made in U.S. Dollars.

5.3	Non-Payment of Premiums

The payment of reinsurance premiums is a condition to the liability of the Reinsurer for reinsurance provided by this Agreement. In the event that undisputed reinsurance premiums are not paid within sixty (60) days of the due date, the Reinsurer may terminate reinsurance for all Reinsured Policies having reinsurance premiums in arrears. If the Reinsurer elects to terminate any Reinsured Policies after such sixty (60)-day period, it will then give the Company at least ninety (90)-days’ prior written notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during such ninety (90)-day notice period, are not paid before the end of the notice period, the Reinsurer’s obligations for those Reinsured Policies will be limited to obligations relating to events arising on or before the last date for which reinsurance premiums have been paid in full for each Reinsured Policy.

If reinsurance is terminated according to this Article, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The Reinsurer’s right to terminate reinsurance will not prejudice its right to collect premiums, and applicable interest as specified in Exhibit C, for the period reinsurance was in force, through and including the ninety (90)-day notice period.

The Company may not force termination through the non-payment of reinsurance premiums to avoid the Agreement’s requirements or to transfer the reinsured policies to another party.

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Article 6

6.1	Right of Offset

Any undisputed amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement or out of any other reinsurance relationship between the parties, may be offset and only the balance will be allowed or paid. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties. This right to offset is not diminished by the insolvency of either party.

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Article 7

7.1	Conversions

Subject to the provisions of this Section 7.1, Company shall retain all the risk resulting from the contractual term conversion of any coverage reinsured under this Agreement (other than contractual term conversions of facultative policies), with such converted policies being referred to herein as “Conversion Policies.” For the avoidance of doubt, (i)

Company shall cede all the risk resulting from the contractual term conversion of facultative policies to the Reinsurer for the term of this Agreement, without the option to submit Elections (as defined below); and (ii) Conversion Policies shall be considered Reinsured Policies for the purposes of this Agreement.

The Company may request to cede Conversion Policies by providing the Reinsurer a written request and the appropriate documentation to allow the Reinsurer to review and determine if the current reinsurance rates are appropriate. The Reinsurer will notify the Company within sixty (60) days of receiving the appropriate documentation, if it accepts the request and whether reinsurance rates will be adjusted. If the Reinsurer accepts the request, but adjusts reinsurance rates, the Company shall have an additional sixty (60) days to accept or reject such adjusted rates. For the avoidance of doubt, if the Company rejects the Reinsurer’s adjusted rates, the Company shall continue retaining all the risk resulting from the contractual term conversions of Conversion Policies.

If Conversion Policies are ceded to the Reinsurer, the change will be effective on the date agreed by the parties and shall not apply retroactively to any Conversion Policies converted prior to the agreed effective date.

Whether Conversion Policies are ceded to the Reinsurer or retained by the Company under this article 7.1, all eligible Conversion Policies must be ceded or retained.

If a Reinsured Policy is converted according to the policy’s terms and the applicable provisions of the Business Guidelines, the Company will notify the Reinsurer as specified in Exhibit F. The amount to be reinsured for the Conversion Policy will be determined on the same basis as used for the original Reinsured Policy (excess of retention or quota share) but can never exceed the amount reinsured on the original Reinsured Policy as of the date of conversion unless mutually agreed otherwise. Riders and benefits not attached to the original policy and reinsured hereunder that are added at the time of conversion will not be reinsured under this Agreement without prior approval of the Reinsurer.

Reinsurance of Conversion Policies will be on a YRT basis using the YRT Rates for Conversions specified in the applicable Exhibit C-1.

7.2	Policy Changes

“Policy changes” refers to the variety of actions that may be made to a policy after issue. These actions include, but are not limited to, replacements, exchanges, changes in plans, a change in the face amount of the policy or the addition of a covered rider. If there is a change affecting the reinsurance on a Reinsured Policy, the Company will inform the Reinsurer in the subsequent Transaction Report specified in Exhibit F.

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Except as provided in this Article, whenever a Reinsured Policy is changed and the Company’s underwriting guidelines do not require that full evidence of insurability be obtained, the terms of this Agreement will apply to the changed Reinsured Policy using point in scale rates, whether the change is made before or after any cancellation of this Agreement for new business. The suicide and contestability periods applicable to the original Reinsured Policy will apply to the reissued Reinsured Policy and the duration for premium payment will be measured from the effective date of the original Reinsured Policy.

Whenever a Reinsured Policy is changed and the Company’s underwriting guidelines require that full evidence of insurability be obtained and the suicide and contestability periods will be based on the reissued policy date, unless otherwise required by applicable law, the terms of this Agreement will apply to the changed Reinsured Policy if the change is made before cancellation of this Agreement for new business. Such Reinsured Policy changes taking place after the Agreement is cancelled for new business will not be reinsured without the Reinsurer’s prior written consent. Unless otherwise agreed, first year premium rates and allowances as specified in Exhibit C-1 will apply to the amount underwritten as well as for a non-contractual increase.

Policy changes to Reinsured Policies will be subject to the Reinsurer’s prior written approval, if:

a)	The new ultimate face amount of the policy, including any contractual increases, would be in excess of the Automatic Binding Limit in effect at the time of the change, as set out in Exhibit E; or

b)	The new ultimate face amount of the policy, including any contractual increases, and the amount already in force in all companies on the same life exceeds the Jumbo Limit stated in Exhibit E; or

c)	The policy was reinsured on a facultative basis, unless the policy change is only a reduction in death benefit amount; or

d)	Evidence of insurability is not obtained if required in the Company’s underwriting guidelines; or

e)	If the change includes a policy with features such as, but not limited to, riders or options that are different from the original policy.

7.3	Reductions

Unless specified otherwise in this Agreement, if the amount of a Reinsured Policy issued by the Company is reduced, then the amount of reinsurance on that Reinsured Policy will be reduced effective the same date by the same proportion as the reduction under the original Reinsured Policy.

If the reinsurance for a Reinsured Policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro-rata to the amounts originally reinsured with each reinsurer.

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The Company’s retention shall only be calculated upon a policy’s issue date. A subsequent reduction to one of the Company’s policies (whether reinsured or not reinsured hereunder) will not require the Company to recalculate and/or maintain its required retention as specified in Exhibit D of this Agreement.

In the event of the reduction of a policy or policies reinsured under this Agreement, the Reinsurer will refund any unearned reinsurance premiums. The reinsured portion of any policy fee will be deemed earned for the entire policy year if the policy was reinsured during any portion of that policy year.

7.4	Lapses

When a policy issued by the Company lapses, the corresponding reinsurance on the Reinsured Policy will be terminated effective the same date.

If a policy issued by the Company lapses and reduced paid-up insurance is elected under the terms of that policy, the amount of the corresponding reinsurance on the Reinsured Policy will be reduced according to the terms of Article 7.3.

If the Company allows the policy to remain in force under its automatic premium loan regulations, the corresponding reinsurance on the Reinsured Policy will continue unchanged and in force as long as such regulations remain in effect, except as otherwise provided in this Agreement.

7.5	Reinstatements

If a policy reinsured on an automatic basis is reinstated according to its terms and the Company’s reinstatement rules, the Reinsurer will automatically reinstate the reinsurance. The Reinsurer’s approval is required for the reinstatement of reinsurance on a facultative policy if the Company’s regular reinstatement rules indicate that evidence of insurability, in addition to a statement of good health, is required. Any policy reinstatement exceptions deviating from established procedures and rules previously disclosed to the Reinsurer must be approved by the Reinsurer prior to ceding the reinstatement to the Reinsurer.

If the policy being considered for reinstatement is subject to new underwriting based on the Company’s established procedures and rules, the policy must comply with the Automatic Binding and the Jumbo Limits at the time of reinstatement. A new suicide and contestable period shall also apply.

The Company will pay the Reinsurer all reinsurance premiums due from the lapse effective date to the date of reinstatement and such premiums will be subject to Article 16.8 and Exhibit F.

The Reinsurer will have no liability for the reinstatement or compromise of a lapsed policy under the following circumstances:

a.	the Company failed to comply with applicable state regulations on lapse and reinstatements; or

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b.	the policy was reinstated due to settlement or judgment wherein the policy was lapsed for a longer time period than that stated in the Company’s established reinstatement guidelines.

7.6	Reinsurance Limits

The Company will not submit a policy to the Reinsurer unless the amount of reinsurance on the policy equals or exceeds the Reinsurance Limits ceded to the Reinsurer as specified in Exhibit C.

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Article 8

8.1	Retention Limit Change

If, the Company increase its retention limit (hereinafter “Retention Limit”, it will provide the Reinsurer with written notice of the new Retention Limit at least thirty (30) days prior to the effective date. Increases to the Company’s Retention Limits in Exhibit D will not affect the Reinsured Policies in force at the time of such a change except as specifically provided for elsewhere in this Agreement and will not affect the Automatic Binding Limit or Jumbo Limit in Exhibit E unless mutually agreed in writing by the Company and the Reinsurer.

If the Company decreases its Retention Limit, no reinsurance may be ceded on an automatic basis until the parties have reviewed and either expressly affirmed or revised the terms specified in the applicable Exhibit and the Automatic Binding Limit set out in Exhibit E.

8.2	Rate Increases

The reinsurance rates as set out in Exhibit C-1 are guaranteed for one policy year.

If the Company raises its retail premiums or cost of insurance charges on any in force business reinsured under this Agreement, it shall provide the Reinsurer with thirty (30) days prior written notice of the increase. The Reinsurer reserves the right to increase rates on such business by a corresponding amount by informing the Company of its intention to do so (i) within thirty (30) days of the Company’s notice and (ii) at least sixty (60) days prior to the effective date of the increase to reinsurer rates.

The reinsurance rates as set out in Exhibit C-1 are guaranteed for one policy year. After one year following the Effective Date of this Agreement, the Reinsurer may exercise its right to increase the reinsurance premium rates. The Reinsurer will provide the Company written notice at least ninety (90) days prior to the effective date of a reinsurance premium rate increase. The rate increase will go into effect immediately following the ninety (90) day notice period or on the date specified in the notice, if later.

In no event will such increased reinsurance premium rates be higher than the greater of:

a.	125% of the applicable rates in Exhibit C-1; or

b.	for term policies during the level term period, 125% of the 2017 CSO Loaded Tables, Sex, Tobacco Distinct, Ultimate Only, ALB mortality tables; or

c.	for term policies during the post-level term period, 300% of the 2017 CSO Loaded Tables, Sex, Tobacco Distinct, Ultimate Only, ALB mortality tables; or

d.	for Conversion Policies, 225% of the 2017 CSO Loaded Tables, Sex, Tobacco Distinct, Ultimate Only, ALB mortality tables.

The maximum reinsurance premium limits above will be increased by twenty-five (25) percent per table for table rated policies and by the amount of any applicable Flat Extra.

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8.3	Recapture

The Company may recapture if:

1.	The Company increases its Retention Limit to reduce the amount of in force reinsurance ceded on an automatic basis provided, however, that:

a)

No recapture is made until the Reinsured Policy has been in force through the end of the level premium period. For a Conversion Policy, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy; and

b)	Recapture will be effected on the next anniversary of each Reinsured Policy eligible for recapture unless agreed otherwise by both parties; and

c)	The Company gives the Reinsurer thirty (30) days written notice of its intention to recapture; and

d)	The Company has maintained, from the time the policy was issued, its quota share retention as set out in Exhibit D; and

e)

The Company retained its maximum Retention Limit for the age and mortality rating at the time the policy was issued. No recapture will be allowed for any policies where the Company’s established special retention limits less than the Company’s maximum Retention Limits for the plan, issue age, and mortality rating at the time the policy was issued; and

f)	No recapture will be made if the Company has either obtained or increased reinsurance coverage, including, but not limited to, stop loss, as justification for the increase in Retention Limits.

The amount of reinsurance eligible for recapture will be the difference between the amount originally retained and the amount the Company would have retained on the same quota share basis had the new retention been in effect at the time of issue. If there is reinsurance with other reinsurers on risks eligible for recapture, the reduction will be applied pro rata to the total outstanding reinsurance. In applying its increased Retention Limit to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Company’s increased retention.

Recapture is optional, but if any reinsured business is recaptured, all business eligible must be recaptured in a consistent manner. The Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

2.	The Reinsurer does one of the following, regardless of the Reinsured Policies’ duration in force:

a)	Increases its reinsurance premium rates on any block of in force business under this agreement on which the Company has not raised its retail premiums or cost of insurance charges; or

b)	Increases its reinsurance premium rates on any block of in force business by an amount greater than the corresponding increase made by the Company to its retail premiums or cost of insurance charges.

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If the Company elects to recapture, it must notify the Reinsurer of its intention to do so before the rate increase takes effect. The recapture will be effective on the next anniversary of each Reinsured Policy eligible for recapture unless agreed otherwise by both parties.

3.	The Reinsurer is deemed insolvent and the terms and conditions of Article 11.1 are satisfied.

4.	A Reserve Credit Event occurs and is not cured pursuant to Article 16.4.

Upon recapture pursuant to this Article 8.3, a terminal settlement shall be made such that the parties shall settle all amounts due and payable with respect to the recaptured policies reinsured hereunder as stated below. All such settlements shall be made as of the recapture effective date.

1.	The Reinsurer will refund to the Company any unearned reinsurance premiums.

2.	The Reinsurer will pay to the Company all claims eligible for coverage under the Agreement incurred and reported to the Reinsurer prior to the recapture effective date.

3.	The Company will pay the Reinsurer any due and unpaid reinsurance premium.

The parties’ obligations for any recaptured business will be limited to those relating to events or circumstances arising or occurring before the recapture date. The Reinsurer will be obligated to pay to the Company all claims attributable to the recaptured amounts that were eligible for coverage under the Agreement, incurred prior to the recapture effective date and reported to the Reinsurer The Reinsurer shall have no liability with respect to claims incurred on or after the recapture effective date or claims reported to the Reinsurer after two (2) years from the recapture effective date regardless of the date on which such claims were incurred. The Company agrees to conduct appropriate Death Master File searches on its entire block of in force policies (and lapsed and surrendered policies for a period of time in accordance with the Company’s compliance procedures) at least semi-annually or in compliance with state regulations, whichever is more frequent. If a cession eligible for recapture has been overlooked by the Company, the liability of the Reinsurer will be limited to the refund of the amount of premiums accepted by the Reinsurer after the date of recapture, less allowances or claims paid, if any. However, if a claim is incurred prior to the recapture effective date, but reported to the Reinsurer after this two (2) year period after the recapture effective date, the Company may consult with the Reinsurer, and the parties will work in good faith to resolve.

The Company shall not be liable for a fee to recapture reinsurance. Recapture will be effected by way of the Company not remitting applicable premiums.

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Article 9

9.1	Claims Notice and Consultation

The Company is responsible for the settlement of claims in accordance with applicable law and policy terms. It is the Company’s sole decision to determine whether a claim is payable under the policy. The Reinsurer agrees to accept the determination of the Company based on the Company’s standard claims practices and subject to the terms of this Agreement and the terms of the underlying policy. For purposes of this Article, Reinsured Policies include conditional receipts and temporary insurance agreements covered under the terms of this Agreement. It is a condition to the Reinsurer’s obligation to pay a claim that the Company notify the Reinsurer in writing.

9.2	Claim Proofs

The parties agree to apply the Reinsurer’s Document Reduction Program (DRP) to claims which fall under the terms of this Agreement and meet the criteria described below.

The Company will provide the Reinsurer with the following documentation of the claim as specified below, if the face amount of the claim is greater than $1,000,000:

1.	Copies of claimant statements.

2.	A copy of the death certificate

3.	Proof of claim payments

The DRP will not apply to the following claims:

a)	Claims where the death of the insured occurred outside of the United States, Canada, Puerto Rico, or Guam; or

b)	Claims where the face amount of the claim exceeds $1,000,000; or

c)	Claims where an accidental death payment is payable; or

d)	Claims for accelerated death benefits; or

e)	Claims where fraud is identified; or

f)	Claims in litigation; or

g)	Claims where an exception to standard claims practices is made.

The Reinsurer will continue to receive all data elements currently required and received through the Company’s TAI system for reinsured claims under the DRP. The data elements required for each claim will include, but are not limited to:

a)	Insured’s Name,

b)	Policy Number,

c)	Issue Date,

d)	Policy Duration,

e)	Face Amount,

f)	Net Amount at Risk,

g)	Post Mortem Interest to be paid on the claim (including from and to dates and interest rate used),

h)	Investigation and other expenses to be paid on claim,

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i)	Legal expenses to be paid on claim,

j)	Date of Birth,

k)	Gender,

l)	Date of Death,

m)	Cause of Death (if available),

n)	Location of Loss

The Reinsurer reserves the right to request additional documentation at any time from the Company for any claim. The Company agrees that it will continue to obtain the usual proof of death on all claims.

The Reinsurer has the right to audit the Company’s claims paying practices and procedures on claims that fall within the DRP criteria outlined above.

9.3	Claims Payment

The Reinsurer will be liable to the Company for its share of the benefits owed under the express contractual terms of the Reinsured Policies and as specified under the terms of this Agreement. The Reinsurer will not participate in any ex-gratia payments made by the Company (i.e., payments the Company is not required to make under the Reinsured Policy terms.) The payment of death benefits by the Reinsurer will be in one lump sum regardless of the mode of settlement under the Reinsured Policy. Benefit payments from the Reinsurer will be due within thirty (30) days of the claim satisfying the requirements established under this Agreement. The Reinsurer’s share of any interest payable under the terms of a Reinsured Policy or applicable law which is based on the death benefits paid by the Company, will be payable provided that the Reinsurer will not be liable for interest accruing on or after the date of the Company’s payment of benefits nor for interest paid on premium refunds, policy dividends, or any other component other than the death benefit. The Reinsurer’s share will be based upon the net amount at risk divided by the policy death benefit at the time of death and at the same interest rate and days used by the Company to calculate their interest paid.

The Reinsurer will make payment to the Company for each such claim.

For claims on Accelerated Benefit riders reinsured under this Agreement, the benefit amount payable by the Reinsurer will be calculated by multiplying the total accelerated death benefit rider payout by the ratio of the Reinsured Net Amount at Risk, as defined in Exhibit C-1, to the face amount of the Reinsured Policy.

9.4	Claims Practices

It is the Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim; however, the Company is responsible for investigating, contesting, compromising or litigating Reinsured Policy claims in accordance with applicable law and policy terms.

The Company acknowledges that it obtains certified death certificates for death claims that are over $500,000 and obtains a copy of the non-certified death certificate for death claims of $500,000 or less.

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9.5	Contested Claims

The Company will notify the Reinsurer promptly of its intention to investigate, contest, compromise, or litigate any claim involving a Reinsured Policy (hereinafter a “Contested Claim”). If the Reinsurer:

a)

Does not support the contest of the Contested Claim, the Reinsurer will pay the Company its full share of the reinsurance benefit, and will not share in any subsequent reduction or increase in liability or in any subsequent expenses incurred by the Company; or

b)

Supports the Company’s decision to contest the Contested Claim and the Contested Claim results in a reduction or increase in liability, the Reinsurer will share in any reduction or increase in proportion to its share of the risk on the Contested Claim.

If the Reinsurer supports the decision to contest the claim, the Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings (including, but not limited to, consumer complaints or actions by governmental authorities) initiated in connection with the Contested Claim.

If the Company returns premiums to the policy owner or beneficiary as a result of rescinding a policy, or if the Company pays a suicide benefit, the Reinsurer will refund net reinsurance premiums received on that policy to the Company.

9.6	Claims Expenses

The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in investigating, adjudicating or litigating a claim, except as otherwise provided in Section 9.7, in proportion to its share of the risk on the claim.

The Reinsurer will not reimburse the Company for routine claim and administration expenses, including but not limited to the Company’s home office expenses, compensation of salaried officers and employees, and any legal expenses other than third-party expenses incurred by the Company. Claim investigation expenses do not include expenses incurred by the Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.7	Extra Contractual Obligations

For purposes of this Agreement, “Extra Contractual Obligations” are any obligations or expenses other than contractual obligations incurred by the Company, its affiliates, directors, officers, employees, agents or other representatives and arising under the express written terms and conditions of a policy, including but not limited to, punitive damages, bad faith damages, compensatory damages, and other damages or fines or penalties which may arise from the acts, errors or omissions of the Company or its affiliates, directors, officers, employees, agents or other representatives.

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In no event shall the Reinsurer be liable for any Extra-Contractual Obligations awarded against the Company as a result of any act, omission or course of conduct committed solely by the Company, its agents or representatives in connection with claims under this Agreement, nor for any legal fees or expenses incurred in the defense of such claims.

9.8	Misstatement of Age or Sex

In the event of a change in the amount payable under a Reinsured Policy due to a misstatement in age or sex, the Reinsurer’s liability will change proportionately. The

Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.

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Article 10

10.1	Errors and Omissions in Administration of Reinsurance

Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight or clerical error relating to the administration of reinsurance by either party will not constitute a breach of this Agreement. Upon discovery, the error will be promptly corrected so that both parties are restored to the position they would have occupied had the oversight or clerical error not occurred. In the event a payment is corrected, the party receiving the payment may charge interest, calculated according to the terms specified in Exhibit C. Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses.

If the Company has failed to cede reinsurance as provided under this Agreement or has failed to comply with reporting requirements with respect to business ceded hereunder, the Reinsurer may require the Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors.

Issues arising out of the application of the underwriting guidelines and Automatic guidelines as described in Article 2, or grossly negligent, deliberate acts are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer. Additionally, in no instance shall this Article apply for Facultatively submitted business where the Company has i) issued a case that was postponed or declined by the Reinsurer, ii) incorrectly advised the Reinsurer to close its file, or iii) incorrectly notifies the Reinsurer of the amount of the offer accepted.

10.2	Dispute Resolution

As a condition to the parties’ right to arbitration under this Agreement, either the Company or the Reinsurer will give written notification to the other party of any dispute relating to or arising from this Agreement, including, but not limited to, the formation or breach thereof. Within thirty (30) days of notification, both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary to attempt to negotiate a resolution of the dispute. The format for discussions will be determined mutually by the officers.

If these officers are unable to resolve the dispute within thirty (30) days of their first meeting, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days. If the matter is not resolved within thirty (30) days of the first meeting or the additional thirty (30) day period, if any, then either party may demand arbitration pursuant to Article 10.3. The discussions and all information exchanged for the purposes of such discussions will be confidential and without prejudice.

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10.3	Arbitration

If the Company and the Reinsurer are unable to resolve any dispute arising from this Agreement, including but not limited to the formation or breach thereof, pursuant to Article 10.2, the matter will be referred to arbitration.

The arbitration will be held in Minneapolis, Minnesota, or another place as the parties may mutually agree, and the Governing Law specified in Article 16.7 shall govern the arbitration panel’s interpretation and application of this Agreement.

Unless the parties agree otherwise, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with the procedures set forth below.

The members of the arbitration panel shall be disinterested persons who are (a) current or former officers of life insurance or reinsurance companies, other than the parties to this Agreement, their affiliates or subsidiaries, or (b) professionals with no less than ten (10) years of experience in or serving the life insurance or reinsurance industries; provided, however, the experience in the life insurance or reinsurance industries was not as an employee of the parties to this Agreement, their affiliates or subsidiaries.

The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail or by a courier service producing evidence of receipt by the receiving party, to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate. Within thirty (30) days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail or by a courier service producing evidence of receipt by the receiving party. If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent.

Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, the parties agree to refer the matter to Judicial Arbitration and Mediation Services (“JAMS”) for the appointment of the umpire. In the event the matter is referred to JAMS, as respects the umpire, the parties agree to waive the requirement that the umpire candidates be (a) current or former officers of life insurance or reinsurance companies, other than the parties to this Agreement, their affiliates or subsidiaries, or (b) professionals with no less than ten (10) years of experience in or serving the life insurance or reinsurance industries, and agree to the appointment of a retired state or federal judge as the umpire.

JAMS shall send the parties a list of umpire candidates comprised of at least five (5) retired state or federal judges. JAMS shall also provide each party with a brief description of the background and experience of each umpire candidate.

Within seven (7) calendar days of service upon the parties of the list of names, each party may strike two (2) names and shall rank the remaining umpire candidates in order of preference. The remaining umpire candidate with the highest composite ranking shall be appointed the umpire.

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Any disclosures regarding the selected umpire shall be made as required by law or within ten (10) calendar days from the date of appointment. Such disclosures may be provided in electronic format, provided that JAMS will produce a hard copy to any party that requests it. The parties and their representatives shall disclose to JAMS any circumstance likely to give rise to justifiable doubt as to the umpire’s impartiality or independence, including any bias or any financial or personal interest in the result of the Arbitration or any past or present relationship with the parties or their representatives. The obligation of the umpire, the Parties and their representatives to make all required disclosures continues throughout the Arbitration process.

Within thirty (30) days after the notice of appointment of all arbitrators, the panel shall schedule an organizational meeting, and determine a timely period for discovery, discovery procedures and schedules for hearings. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding.

The customs and practices of the life insurance and reinsurance industries may be considered by the Panel if the Agreement does not address an issue raised by the parties or the Panel finds the Agreement to be ambiguous, but only insofar as such customs and practices are consistent with the terms of this Agreement, and only then if it is permitted by the applicable law that the panel is bound to follow.

The Panel will award the remedy sought by the party seeking relief to the extent the remedy is provided for in this Agreement or otherwise reasonably compensates the damaged party for the economic effect of any demonstrated breach. Such remedies may include, but will not be limited to, monetary damages, revisions to the terms of the Agreement, including adjustments to premiums or allowances paid or to be paid, or any combination of the foregoing. In no event shall the Panel have the authority to award punitive or exemplary damages.

The Panel shall issue an order, appropriate for confirmation in a court of competent jurisdiction, to resolve all matters in dispute. In addition, the Panel shall issue a written opinion setting forth the reasons for the award, with citations to the record of the hearing that support the reasoning.

The decision of the Panel will be final and binding upon the parties and their respective successors and assigns. Each party hereby consents to the entry of a judgment confirming or enforcing the award in the United States District Court for the District of Minnesota and/or in any other court of competent jurisdiction.

Within twenty (20) days after the transmittal of an award, either party, upon notice to the other party, may request the Panel to correct any clerical, typographical, or computational errors in the award. The other party will be given ten days to respond to the request. The Panel will dispose of the request within twenty (20) days of its receipt of such request and any response thereto. The Panel will not be empowered to re-determine the merits of any claim already decided.

Each party will:

a)	Bear its own fees and expenses in connection with the arbitration, including the fees of any outside counsel, its party appointed arbitrator and witness fees, and

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b)	Share equally in the fees of the umpire, the fees or charges, if any, related to the appointment of the umpire by JAMS, and the costs of the arbitration, such as hearing rooms, court reporters, etc.

It is the intent of the parties that these arbitration provisions replace and be in lieu of any statutory arbitration provision, if permitted by law.

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Article 11

11.1	Insolvency

A party to this Agreement will be deemed “insolvent” when it:

a)

Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the “Authorized Representative”) of its properties or assets; or

b)	Is adjudicated as bankrupt or insolvent; or

c)

Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar law or statute; or

d)	Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

In the event of the insolvency of the Company, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement will be payable by the Reinsurer directly to the Company or to its Authorized Representative on the basis of the liability of the Company for benefits under the Reinsured Policies without diminution because of the insolvency of the Company.

The Reinsurer will be liable only for benefits reinsured as benefits become due under the terms of the Reinsured Policies and will not be or become liable for any amounts or reserves to be held by the Company as to the Reinsured Policies or for any damages or payments resulting from the termination or restructure of the Policies that are not otherwise expressly covered by this Agreement. The Company or its Authorized Representative will give written notice to the Reinsurer of all pending claims against the Company on any Reinsured Policies within a reasonable time after filing in the insolvency proceedings. While a claim is pending, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its Authorized Representative.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as part of the expense of its insolvency proceedings to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer or its Authorized Representative with written notice of cancellation, to be effective as of the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

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In addition, in the event of the insolvency of the Reinsurer, the Company may provide the Reinsurer or its Authorized Representative with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the Reinsured Policies but only if the undisputed amounts due from the Reinsurer to the Company have gone unpaid for more than ninety (90) days (the “payment delinquency period”). The Company agrees to immediately notify RGA US Mortality Claims Management via email (USMMClaimsManagement@RGARe.com) of any undisputed claim that remains pending for sixty (60) days. The Company must make the recapture election within ninety (90) days of the Reinsurer’s insolvency, or the end of the payment delinquency period, if later. Recapture must be effective no earlier than the date of Reinsurer’s insolvency and no later than the reinsurance premium due date immediately following the notice of intent to recapture. The recapture is further subject to the terms of Article 8.3.

In the event of the insolvency of either party, the rights or remedies of this Agreement will remain in full force and effect.

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Article 12

12.1	Premium Tax

The Reinsurer will not reimburse the Company for premium taxes.

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Article 13

13.1	Entire Agreement

This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the business reinsured hereunder and supersede any and all prior representations, warranties, agreements or understandings between the parties pertaining to the subject matter of this Agreement. There are no understandings between the parties other than as expressed in this Agreement and the Exhibits hereto. In the event of any express conflict between the Agreement and the Exhibits hereto, the Exhibits hereto will control.

Any change or modification to this Agreement and the Exhibits hereto will be null and void unless made by written amendment and signed by both parties.

13.2	Inspection of Records

The Reinsurer or its duly appointed representatives will have access to records of the Company, whether written or electronic, concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. The Reinsurer’s inspection, audit or photocopying of records will be limited to records related to the business reinsured under this Agreement, including but not limited to, underwriting, claims and administration and will not apply: (1) to records related to the reinsurance bidding process for this Agreement; (2) to privileged information; or (3) during the pendency of any related arbitration.

Company or its duly appointed representatives will have access to records of the Reinsurer, whether written or electronic, concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. The Company’s inspection or auditing of records will be limited to records related to the administration of this Agreement and will not apply: (1) to records related to facultative cessions for which no offer was made by the Reinsurer or accepted by the Company; (2) to privileged information; (3) during the pendency of any related arbitration; (4) records related to the reinsurance bidding process for this Agreement; (5) to financial and other records related to the Agreement’s performance; or (6) to analysis related to the Company’s business procedures and practices.

Such access will be provided at the office of the party being inspected and will be during reasonable business hours. Subject to the limitations set forth above, assuming the party inspecting records has continued to perform its undisputed portion of its obligations under this Agreement, the party being inspected may not withhold access to information and records on the grounds that the inspecting party is in breach.

The Reinsurer’s right of access as specified above will survive three (3) years after all of the Reinsurer’s obligations under this Agreement have terminated or been fully discharged.

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13.3	Utmost Good Faith

All matters with respect to this Agreement require the utmost good faith of each of the parties.

13.4	Confidentiality

(a)

As used herein, “Company trade secret information” means any information or compilation of information possessed by the Company, its affiliates or subsidiaries, which derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Without limiting the generality of the foregoing, “Company trade secret information” includes but is not limited to: (i) all information concerning member, client and prospect programs; (ii) information concerning Company’s existing business, business systems, business and marketing plans and information systems; (iii) information concerning the Company contained in the Company’s databases; (iv) the nature of the work to be performed by the Reinsurer for the Company; (v) all “nonpublic personal information” (as hereinafter defined) about the Company’s executives, officers, Board of Directors, employees, agents or subcontractors; (vi) all information protected by rights embodied in copyrights, whether registered or unregistered (including all derivative works), patents or pending patent applications, and any other intellectual property rights of the Company; and (vii) any attorney-client work-product privileged information; provided, however, that this Section 13.4(a) shall not apply to information which is: (i) in the public domain through no fault of the Reinsurer; (ii) already known to the Reinsurer without obligations of confidentiality prior to its receipt from the Company; (iii) developed independently by the Reinsurer without use of Confidential Information received from the Company; or (iv) received from a third party without similar restriction and without breach of this or a similar agreement, or is approved for disclosure in writing by the Company.

(b)

As used herein, “Customer Information” means all information possessed by the Company, in whatever form, whether or not identified as such, pertaining to its members, clients, customers and other individuals seeking to obtain products, services or benefits from the Company, including information concerning or related to proposed, current and former policy owners, insureds, applicants and beneficiaries of policies issued by the Company. Customer Information includes, but is not limited to: (i) all information contained in the Company’s member, client and customer lists; (ii) all information specifically designated as being personal or confidential; and (iii) all medical/health information; and (iv) all “nonpublic personal information,” as that term is defined in Title V of the federal Financial Services Modernization Act of 1999 as amended, and all “personal information,” as that term is defined in the California Consumer Privacy Act of 2018 as amended, or as such terms (or similar terms) are defined by any other foreign (as applicable), federal or state law; provided, however, that this Section 13.4(b) shall not apply to information that is in the public domain through no fault of the Reinsurer (information that is in the public domain shall mean information that is lawfully made available from federal, state, or local governmental records).

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(c)	As used herein, “Company trade secret information” and “Customer Information” shall be defined collectively as “Confidential Information”.

(d)

The Reinsurer acknowledges that the use, privacy and security of Confidential Information is regulated by various foreign, federal, state and local laws, rules, regulations, and self-regulatory frameworks that are applicable to its use and possession of such Confidential Information (collectively, “Applicable Laws”). With respect to Confidential Information, the Reinsurer warrants and represents that it shall comply with any such Applicable Laws regarding the use, privacy and security of such Confidential Information. If a charge of non-compliance by the Reinsurer occurs with respect to any Applicable Laws, or if the Reinsurer determines that it can no longer meet its obligations under Applicable Laws, the Reinsurer shall promptly notify the Company of such charges/determination in writing and promptly remediate the event, action and circumstances giving rise to such charge/determination. The Reinsurer will maintain all of the Company’s Confidential Information in strict confidence, and will not at any time or for any reason disclose any Confidential Information to any non-permissible third party without the prior written consent of the Company except: (i) to those of its and its affiliates, personnel or subcontractors who need to know the Company’ Confidential Information for purposes, including but not limited to (a) fulfill its obligations or exercise its rights under this Agreement, (b) aggregate data with other companies’ data for the purpose of creating mortality or lapse models, provided the data is not identifiable as belonging to a party or an insured, (c) perform the Reinsurer’s internal risk-management functions, analysis, research, benchmarking and data management practices, including but not limited to, the storage, access and maintenance of such data at its secure locations, and (d) retrocede risks covered by the Agreement or otherwise comply with such retrocessionaire’s requirements; and (ii) where it is required by a court to disclose Confidential Information, or there is a statutory obligation to do so, but only to the minimum extent necessary to comply with such court order or statutory obligation, including disclosures to any insurance regulatory or self-regulatory authority (including the National Association of Insurance Commissioners) upon request of such authority or in the course of an audit or examination of the Reinsurer’s records and / or financial condition, or to the limited extent necessary to make proper disclosures in its quarterly or annual statement filings.

(e)

The Reinsurer will not use any of the Company’s Confidential Information for any purpose whatsoever except for the purposes necessary to fulfill its obligations as set forth under this Agreement or as otherwise permitted by this Agreement. The Reinsurer agrees to ensure, by agreement, instruction or otherwise, compliance with the same restrictions and conditions that apply throughout this Agreement by its employees, agents, consultants, and others who are permitted access to or use of Confidential Information. All Company Confidential Information shall remain the sole and exclusive property of the Company. No right, title or interest in the Confidential Information shall be conveyed by release of the Confidential Information. No Company Confidential Information shall be sold, assigned, leased or otherwise disposed of to third parties by the Reinsurer.

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(f)

The Reinsurer shall implement appropriate safeguards designed to ensure the security and protect against unauthorized access to or use of Company’s Confidential Information. The Reinsurer shall implement and comply with all appropriate and reasonable administrative, physical, and technical safeguards as required by Applicable Laws that are designed to protect the confidentiality, integrity, and availability of Confidential Information that it stores, creates, receives, uses, maintains or transmits on behalf of the Company. The Reinsurer shall ensure by agreement or other obligations and practice that any employee, agent, subcontractor, consultant or any others who are permitted access to the Company’s Confidential Information agrees to abide by Reinsurer’s policy an practices for employees and to implement reasonable and appropriate safeguards to protect it that are at least as stringent and comprehensive as those set forth in this Agreement for third party entities.

(g)

No more than once during any 12-month period, unless more frequently required by Applicable Law or an applicable regulatory body, the Company may ask Reinsurer reasonable security, audit, scanning, discovery, and testing questions, and Reinsurer shall respond with completed questionnaires, third-party attestations, and other summary statements to the extent Reinsurer makes them generally available to its customers. If the Reinsurer is required by law (i.e., a civil, criminal, or regulatory inquiry, investigation, subpoena, or summons by foreign, federal, state, or local authorities) to disclose any Confidential Information, the Reinsurer shall, if legally permitted, promptly notify the Company and shall cooperate with the Company, at the Company’s expense, in responding to the request, which could include seeking a reasonable protective order.

(h)

The Reinsurer agrees to destroy the Confidential Information or any part thereof (i) upon request of the Company after the termination of the Agreement, and (ii) subject to its retention policies and any retention obligations contained elsewhere in this Agreement, upon the Reinsurer’s determination that it no longer has a need for such Confidential Information. The Reinsurer shall implement and follow secure disposal procedures in accordance with any and all Applicable Laws. The Reinsurer may maintain additional limited copies of any Confidential Information for the limited purposes of backup and disaster recovery; however, all protections under this Agreement will be extended to such Confidential Information, and further use and disclosure may only be permitted for backup and disaster recovery purposes.

(i)

The Reinsurer agrees to promptly notify the Company (in accordance with Applicable Laws but in no event more than seventy-two (72) hours after the occurrence) if it becomes aware of or discovers, or reasonably suspects based upon documentary evidence, any use or disclosure of the Confidential Information that is not authorized by this Agreement. Notification to the Company shall be communicated to the designated Company contact by telephone (920-628-2359) and subsequently via written letter (Attn: Privacy Office) and email (privacy@thrivent.com), and shall include relevant details regarding the disclosure known to the Reinsurer at the time in accordance with its standard policies and procedures which may include (i) the date and time at which the disclosure occurred and was discovered, (ii) the scope and type(s) of Confidential Information impacted by the disclosure and (iii) the status of the disclosure and all remediation measures taken.

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(j)

The Reinsurer further acknowledges and agrees that unauthorized disclosure, dissemination or use of the Company’s Confidential Information without the Company’s prior written consent, or that is not otherwise permitted under this Agreement, may constitute a serious violation of Applicable Laws, as well as a breach of this Agreement. In the event of an unauthorized disclosure, dissemination, or use of the Company’s Confidential Information without the Company’s prior written consent, the Reinsurer shall reimburse Company for its reasonable, direct, out-of-pocket costs arising from such event that are incurred only after consultation with Reinsurer, including (i) notice to persons affected and to law enforcement agencies, regulatory bodies or other third parties as required to comply with laws or regulations; (ii) credit monitoring, identity theft protection or other similar mitigation products for a period of at least twelve (12) months or such longer time as is required by Applicable Laws; and (iii) retaining a call center or developing any internal or external communication materials if reasonably necessary in order to respond to inquiries regarding the event for such period as is required by Applicable Laws.

EXCEPT FOR DAMAGES OCCASIONED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF REINSURER, OR DAMAGES OCCASIONED BY REINSURER’S BREACH OF ITS OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION, IN NO EVENT SHALL THE REINSURER OR ITS AFFILIATES BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), INCLUDING LOST PROFITS OR LOSS OF GOODWILL, OR EXEMPLARY, PUNITIVE, OR SPECIAL DAMAGES ON ANY CLAIM OR DEMAND AGAINST IT BY ANOTHER PARTY ITS AFFILIATES OR ANY OTHER PERSONS, WHETHER IN CONTRACT, EQUITY, TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE, AND STRICT LIABILITY IN TORT) OR OTHERWISE, EVEN IF, AND WHETHER OR NOT, REINSURER OR ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE OR IF DAMAGES ARE REASONABLY FORESEEABLE. COMPANY AND ITS AFFILIATES HEREBY WAIVE ITS RIGHTS TO BRING ANY CLAIM FOR CONSEQUENTIAL DAMAGES AGAINST THE REINSURER OR ITS RELATED INDEMNIFIED PARTIES.

(k)

The Reinsurer agrees that if there is a breach or threatened breach of the provisions of this Article, the Company may not have an adequate remedy in money or damages and will be entitled to seek injunctive relief and/or specific performance; provided, however, no specification in this Article of any particular remedy shall be construed as a waiver or prohibition of any other remedies in the event of a breach or threatened breach of this Agreement. In the event that the Company determines that the Reinsurer has breached any material provision of this Agreement that applies to Confidential Information, the Company shall notify the Reinsurer and the Reinsurer shall, provided the breach is subject to cure, satisfactorily address any such breach within thirty (30) days. If the Company determines, in its sole reasonable discretion, that the Reinsurer has failed to remediate such breach within the thirty (30) day period, the Company has the right to terminate this Agreement. Notwithstanding this, the Company may not unreasonably fail to recognize a cured breach in an effort to terminate this Agreement.

13.5	Security

(a)

Security of Confidential Information. The Reinsurer shall, and shall ensure that its personnel and third-party contractors, implement and follow its policies that are designed to safeguard and prevent the unauthorized disclosure of the Company’s Confidential Information as defined in and in accordance with this Agreement and Section 13.4, Confidential Information.

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(b)

Regulatory Compliance. The Reinsurer shall, and shall require that its personnel and third-party contractors, (i) comply with applicable foreign, federal, state and local laws, rules, and regulations relating to the privacy, confidentiality, protection, retention, continuity, availability, and security of the Company’s Confidential Information, and (ii) only access and use the Company’s Confidential Information as necessary to fulfill its obligations as set forth under this Agreement or as otherwise permitted by this Agreement.

(c)

NIST Compliance. The Reinsurer agrees that all systems and technologies of the Reinsurer, the Reinsurer personnel, and third-party contractors which store, access, transmit, create, receive or maintain the Company’s Confidential Information conform to industry standard security practices which may include the relevant standards of the most recent NIST Cyber-Security Framework’s standards and controls (http://www.nist.gov/cyberframework).

(d)

Verification of Breach Resolution. The Reinsurer shall provide contemporaneous updates relating to the corrective actions being taken to resolve any such data breach, in addition to mitigating action to prevent future similar data breaches from occurring.

(e)

Security Accreditation. Upon request by the Company, no more than once per year, the Reinsurer shall provide the Company with a copy of its current certified SOC 2 type 2 Audit Report, or a comparable industry standard report, for systems of the Reinsurer and the Reinsurer personnel (or comparable industry-standard successor report prepared by independent third-party auditor).

(f)

Right to Perform Due Diligence and Assessments. The Reinsurer agrees to cooperate with the Company’s reasonable requests to perform due diligence and assessments, including but not limited to (i) responding in good faith to reasonable requests to change or modify this Agreement as it relates to the Company’s regulatory compliance, and responding in good faith to any requests due to the Company fulfilling its compliance with state or federal legal requirements to perform Due Diligence and Assessments, and (ii) providing information, including system audit information and incident response information, to validate ongoing compliance by the Reinsurer, the Reinsurer personnel, and third-party contractors with the security (e.g., the adequacy of required controls and practices performed) and confidentiality obligations hereunder. Assessments cannot be performed more often than once in any consecutive twelve (12) month period, unless more frequently required by Applicable Law or an applicable regulatory body.

(g)

Reinsurer agrees to establish, implement and periodically test commercially reasonable business continuity, cybersecurity and disaster recovery plans as are customary in the case of companies in similar lines of business of comparable size, complexity and type as the Reinsurer. The Company shall be entitled to review an executive summary of such policies and plans upon reasonable advance notice to Reinsurer as a part of such assessments outlined in (f).

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(h)

Location and Control of Services. The method and means of providing the reinsurance services shall be under the exclusive control, management, and supervision of the Reinsurer or if affiliates. Company acknowledges and agrees that Reinsurer is a global company and may utilize global resources to support the services, provided that the Confidential Information shall at all times be stored in the U.S.

13.6	OFAC Compliance

The parties represent that they are using, and shall use, best efforts to continue to be in compliance with all laws, regulations, judicial and administrative orders applicable to the Reinsured Policies as they pertain to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”). Neither party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions.

The parties agree that such reinsurance transaction shall be null, void and of no effect from its inception, to the same extent as if the reinsurance transaction had never been entered into. In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

13.7	Foreign Account Tax Compliance Act (FATCA)

Both the Reinsurer and the Company agree to provide all information necessary to comply with the Foreign Account Tax Compliance Act (FATCA) consistent with Sections 1471 – 1474 of the U.S. Internal Revenue Code and any Treasury Regulations, or other guidance issued pursuant thereto, including, without limitation, as applicable, Forms W-9, Forms W-8BEN-E, any information necessary for the parties to enter into an agreement described in Section 1471(b) of the U.S. Internal Revenue Code and to comply with the terms of that agreement or to comply with the terms of any inter-governmental agreements between the U.S. and any other jurisdictions relating to FATCA. This information shall be provided promptly upon reasonable request by either party to this Agreement and promptly upon learning that any such information previously provided has become obsolete or incorrect.

The parties to this Agreement acknowledge that if they fail to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on payments of U.S. source income.

18408-00-00  35

Article 14

14.1	Representations and Warranties

The Company makes no representations and warranties as to the future experience or profitability arising from the Reinsured Policies.

Each party represents and warrants that as of the Effective Date of this Agreement and at the time of executing this Agreement, if later, it is solvent on a statutory basis in all states in which it does business or is licensed.

This Article will not terminate or expire until all Reinsured Policies have been discharged or terminated in full.

18408-00-00  36

Article 15

15.1	Material Changes

“Material” or “materially” for purposes of this Agreement will mean facts that a prudent reinsurer or insurer would consider as reasonably likely to affect the Reinsurer’s experience under the Agreement. Prior to the execution of this Agreement, the Company has provided to the Reinsurer the Business Guidelines, as shown in Exhibit A-1 for use in its assessment of the risks covered hereunder. The Company represents and warrants that, to the best of its knowledge:

a)	It has disclosed to the Reinsurer all information which is material to the risks being assumed hereunder; and

b)	The Business Guidelines were complete and accurate when disclosed; and

c)	There has been no material change in the Business Guidelines between the “as of” dates of the information and the date of Agreement execution.

The Ceding Company will promptly notify the Reinsurer of any proposed material changes to all the aforementioned, as well as any changes to policyholder non-guaranteed elements on Conversion Policies (excluding changes to interest crediting rates or indexing parameters). This Agreement will not cover policies affected by such material changes unless the Reinsurer has agreed in writing in advance with the material changes. For any material change, the Ceding Company agrees to provide twenty (20) days’ advance written notice to the Reinsurer, and the Reinsurer agrees to provide its decision in writing with regard to the proposed change within twenty (20) days. If there is no response from the Reinsurer, the Ceding Company will follow up with the Reinsurer before expiration of the review period. The Reinsurer’s failure to respond within twenty (20) days will constitute its acceptance of these changes

If Reinsured Policies are not covered due to an unapproved material change, all payments between the Company and the Reinsurer with respect to the affected Policies shall be refunded, excluding items relating to reserves or interest on reserves. No liability shall remain with the Reinsurer with respect to such Policies.

18408-00-00  37

Article 16

16.1 Duration of Agreement

This Agreement is unlimited as to its duration.

The Reinsurer or the Company may terminate this Agreement for new business at any time by giving ninety (90) days prior written notice or pursuant to Article 15.1 (Material Changes) of this Agreement. If, however, notice of termination is given during the three calendar month period following the Effective Date of this Agreement, termination for new business will become effective on the last day of that calendar quarter. During the ninety (90) day notice period, the Company will continue to cede and the Reinsurer will continue to accept new policies covered under the terms of this Agreement.

The Reinsurer will remain liable for all Reinsured Policies in force as of the date of the termination, until their natural expiration, or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first, unless the parties mutually decide otherwise or as specified otherwise in this Agreement. All provisions of this Agreement will survive its termination to the extent necessary to carry its purpose.

If the Reinsurer has made a facultative offer prior to the termination date of this Agreement and the Company has accepted that facultative offer before the termination of this Agreement or the termination of the Reinsurer’s offer, whichever comes later, the Reinsurer will be liable to honor the facultative offer even if the effective date of the policy falls beyond the termination date of this Agreement.

16.2	Severability

Determination that any provision of this Agreement is invalid or unenforceable will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

16.3	Construction

This Agreement will be construed and administered without regard to authorship and without any presumption or rule of construction in favor of either party. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions.

18408-00-00  38

16.4	Credit for Reinsurance

The parties intend that the Company will be eligible to receive statutory reserve credit in its state of domicile for reinsurance provided under this Agreement. The parties agree to use reasonable efforts to ensure that such reserve credit will remain available to the Company.

If the Company loses statutory reserve credit due to a failure by the Reinsurer to maintain in effect a required license or accreditation in the Company’s state of domicile (hereinafter a “Reserve Credit Event”), then the parties will take the steps specified below. The parties will provide prompt notice of the occurrence of any Reserve Credit Event.

Upon the occurrence of any Reserve Credit Event, the Reinsurer shall take all commercially reasonable steps to establish on behalf of the Company a “Mitigation Measure” as defined below. The Reinsurer will have the option of determining the Mitigation Measure(s) to be utilized so long as the Company is satisfied that such method will provide such statutory financial statement credit. If a Mitigation Measure, or combination thereof, is established, the Reinsurer will only be required to provide the Mitigation Measure(s) until the loss of license or accreditation is cured.

If a Reserve Credit Event is not cured and the Reinsurer fails to establish or maintain a Mitigation Measure, or combination thereof, as set forth above within sixty (60) days following the Reserve Credit Event (“Credit for Reinsurance Cure Period”), then the Company may recapture the business ceded under this Agreement. The Company will provide written notice to the Reinsurer within ninety (90) calendar days of the expiration of the Credit for Reinsurance Cure Period should it elect to recapture under this Article 16.4. The effective date of the recapture will be no earlier than the date on which the Reserve Credit Event occurred and no later than ninety (90) days following the Company’s notice of intent to recapture. The recapture will be further subject to the terms of Article 8.3. While the Mitigation Measure(s) is/are maintained in an amount and form which cures the Reserve Credit Event, the recapture right pursuant to this Article 16.4 will not be applicable.

“Mitigation Measure” shall be defined as:

a.

Assets in trust in an amount necessary to secure the reserve ceded by the Company to the Reinsurer under this Agreement in a form acceptable under the credit for reinsurance laws and regulations of the Company’s state of domicile; or

b.

Clean, irrevocable letters of credit in an amount necessary to secure the reserve ceded by the Company to the Reinsurer under this Agreement in a form acceptable under the credit for reinsurance laws and regulations of the Company’s state of domicile; or

c.	A novation to an affiliate reinsurer of the Reinsurer to which the Company has consented; or

18408-00-00  39

d.

Funds withheld by the Company from the Reinsurer in an amount necessary to secure the reserve ceded by the Company to the Reinsurer under this Agreement under the credit for reinsurance laws and regulations of the Ceding Company’s state of domicile; or

e.	Some combination of (a), (b), (c ), and/or (d) above; or

f.	Some other accommodation or form of security offered by the Reinsurer and acceptable to the Company.

16.5	Non-Waiver

A waiver by either party of any violation, or the default by the other party in its adherence to any term of this Agreement, will not constitute a waiver of any other or subsequent violation or default. No prior transaction or dealing between the parties will establish any custom, usage or precedent waiving or modifying any provision of the Agreement. The failure of either party to enforce any part of this Agreement will not constitute a waiver of any right to do so.

16.6	Retrocession

The Reinsurer may reinsure or retrocede any risks or business assumed hereunder.

16.7	Governing Law

This Agreement shall be governed by the laws of the State of Wisconsin.

16.8	Interest

Each party reserves the right to charge interest on undisputed overdue balances, pursuant to the terms of this Agreement. If applicable, interest will be calculated according to the terms specified in Exhibit C.

16.9	Advertising/Publicity

Neither Party shall use the other Party’s trade name, logos, trademark, service marks, or any related property, or refer to or identify the other Party, in any advertising, publicity releases (including references on any customer lists or posting on public facing web-sites), or promotional or marketing correspondence to others.

18408-00-00  40

16.10	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties agree that transmission of signature on the original signature page via electronic means, either by facsimile or electronic mail, shall constitute valid execution of this Agreement and that there shall be no obligation to exchange copies of such original “wet” signatures. When this Agreement has been fully executed by the Company and the Reinsurer, it will become effective as of the Effective Date specified in Exhibit A.

18408-00-00  41

Execution

Signed for and on behalf of Thrivent Financial for Lutherans

By:		By:
Title:	SVP, Chief Actuary	Title:	VP, Solutions Pricing & Development
Date:	August 6, 2025	Date:	August 6, 2025

Signed for and on behalf of RGA Reinsurance Company

By:		By:
Title:	Authorized Signatory	Title:	Authorized Signatory
Date:	August 1, 2025	Date:	August 1, 2025

18408-00-00  42

Exhibit A

Business Covered

Agreement Effective Date:

January 1, 2025. The commencement dates for specific plans are shown below.

Coverage:

The policies on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below, provided that the policies are issued to legal permanent residents of the United States, Canada, Puerto Rico, or Guam, or the policies are issued to insureds that meet the “Field Guidelines for Non-U.S. Persons” which were provided to the Reinsurer and are listed in Exhibit A-1, Business Guidelines. Policies may be backdated up to six (6) months to save age.

Professional Athletes will not be reinsured on an automatic basis. A Professional Athlete is defined as an individual who is a team member, which includes players, coaches, trainers, and managers, in any of the five major U.S. professional sports—Major League Baseball (MLB), Major League Soccer (MLS), National Football League (NFL), the National Basketball Association (NBA), or National Hockey League (NHL).

Basis:

Reinsurer Share: 20.1% of each policy on a First Dollar quota share basis thirty (30)% of the 67%) not to exceed the maximum Automatic Binding Limit and Jumbo Limit stated in Exhibit E. If the Company has filled its maximum retention on the life as specified in Exhibit D, the percentage the Reinsurer will automatically accept will increase to thirty (30)% of amounts in excess of the maximum retention limit on the life.

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

Plans, Riders and Benefits:

Product Identification	Form No.	Commencement Date	Issue Ages (ALB)
			Non-NY		NY
			Smoker	Non Smoker	Smoker	Non Smoker
10 Year Term		January 1, 2025	18 - 75		18 - 70
15 Year Term		January 1, 2025	18 - 70		18 - 65
20 Year Term		January 1, 2025	18 - 65		18 - 60
30 Year Term Accelerated		January 1, 2025	18 - 50	18 - 55	18 - 50
Death Benefit for Terminal Illness Rider*		January 1,2025	Follows base policy		Follows base policy

*	Accelerated Death Benefit for Terminal Illness Rider is reinsured at no additional cost.

18408-00-00  43

Disability Waiver not reinsured.

For products sold with a term conversion privilege, there are two options:

(a)	Basic term conversion – allows for conversion from issue date to end of day before 5th contract anniversary.

(b)

Extended term conversion – allows for conversion from issue date to end of day before the earlier of (i) contract anniversary at end of level period; or (ii) when the insured reaches attained age 70 for issue ages 18 – 64.

Company’s State of Domicile: Wisconsin

18408-00-00  44

Exhibit A-1

Business Guidelines

The Company affirms that the following have been supplied to the Reinsurer and are in use as of the Effective Date of this Agreement:

1.	Policy Form(s)

2.	Policy Application Form(s)

3.	Underwriting Guidelines and Rules

a)	Life Insurance Age and Amount Grid

b)	Build Charts

c)	Preferred Criteria

d)	Field Guidelines for Non-U.S. Persons

4.	LTIV (Level Term IV) Product Paper

5.	Declaration of Insurability

The Company affirms that the following Underwriting Manual is in use as of the Effective Date of this Agreement:

Swiss Re’s LifeGuide

18408-00-00  45

Exhibit A-2

Facultative Submissions

The Company may submit on a facultative basis to the Reinsurer any application for a policy which meets the conditions outlined in Article 2.2. by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B. The Application for Reinsurance will include copies of all underwriting evidence that is available for risk assessment, including copies of the application for insurance, medical examiners’ reports, attending physicians’ statements, inspection reports, and other papers bearing on the insurability of the risk as requested by the Reinsurer. The Company will also notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

The Company has the responsibility to clearly identify the ultimate death benefit as the face amount to be reinsured at the time a request for coverage is made so that the Reinsurer’s underwriters are aware of the highest projected Policy Death Benefit amount. The highest Reinsured Net Amount at Risk can never exceed the amount of the Reinsurer’s offer. Year-to-year changes in risk will be shared proportionately, determined by the amount of retention relative to the amount of reinsurance, unless specified otherwise.

After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer’s facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer. If the Company accepts the Reinsurer’s offer and the policy is placed in force in accordance with the Business Guidelines provided to the Reinsurer, the Company will duly notify the Reinsurer as described below. The Reinsurer’s share of liability for such policy will commence at the time specified in Article 4.2 of the Agreement.

In order to accept any Facultative offer made by the Reinsurer to the Ceding Company, the Ceding Company must: (1) notify the Reinsurer of its acceptance of the offer, including the amount accepted, (2) issue the policy within one hundred twenty (120) days after the date of the Reinsurer’s offer (the “Acceptance Period”); and (3) report the policy to the Reinsurer, according to the New Business report specified in Exhibit F, within ninety (90) days of the end of the Acceptance Period (the “Offer Expiration Period”). If the above requirements are not completed by the end of the Offer Expiration Period, the Reinsurer’s Facultative offer shall expire and no reinsurance coverage shall exist on the risk. Notwithstanding the preceding, if the Reinsurer does not receive a formal acceptance notification, the Reinsurer will deem the reporting of the policy to the Reinsurer by the end of the Offer Expiration Period as the acceptance of the Facultative offer and the extent of coverage will be determined by the amount reported to the Reinsurer as of such time.

If any risk is submitted to more than one reinsurer for consideration, the Company’s rules for placement of facultative cases will apply. Article 10.1 – Errors and Omissions, shall not apply to the acceptance or failure to accept the Reinsurer’s Facultative offer and to the amount of such offer accepted.

18408-00-00  46

Exhibit B

Reinsurance Application From: Company Name Last Applicant’s Name Social Security Number Plan Curr Residence For Premium Tax Type of Application Facultative Automatic Decrement Cash Values Reserves Reinsurance Amounts Basic Coverage Previous Insurance In force Of Which We Retained - Insurance Now Applied For - Of Which We Retain - Reinsurance This Cession - Extra Premium Rating If Substandard - Coinsurance Premium - *For YRT cases state Gross Premiums and Expiry Ages for benefits Additional Information or Remarks Date Policy Number Placement Date WP By First Additional Coverage AD Company Name Preferred Self Administered (Bulk) Age Basis Other Middle Smoker Policy Date Retention Code Waiver Premium Accidental Death Benefit Amount of Premium Date of Birth Nonsmoker Terms YRT to be Waived Preliminary Term From Full Benefit Age Reunderwriting Coinsurance Reduced Other Benefits Annual Decrement for Amount at Risk Sex Nil

18408-00-00  47

Exhibit C

General Terms

1.	Premium Tax:

The Reinsurer will not reimburse the Company for premium taxes.

2.	Dividend Payments:

The Reinsurer will not reimburse the Company for dividends paid to policyholders.

3.	Policy Loans:

The Reinsurer will not participate in policy loans or other forms of indebtedness as respects the Reinsured Policies.

4.	Cash Surrender Values:

The Reinsurer will not reimburse the Company for cash surrender values paid to the policyholder.

5.	Reinsurance Limits:

Minimum Initial Automatic Reinsurance Limit ceded to the Reinsurer: $0

Minimum Final Automatic Reinsurance Limit ceded to the Reinsurer: $0

Minimum Initial Facultative Reinsurance Limit: $0

6.

Interest Calculation on Late Payments: Interest will accrue from the due date at a rate equal to the Secured Overnight Financing Rate (SOFR) 180 day average as reported on the New York Federal Reserve website on the due date or, if the due date is not a business day, on the next business day after the due date, plus 25 basis points per annum to be compounded and adjusted every three months after such due date.

18408-00-00  48

Exhibit C-1

Rates and Terms for Level Term IV (10, 15, 20, and thirty (30) year level term)

1.	Reinsurance Structure: YRT

2.	Age Basis: Last

3.	Premium Mode: Annual in Advance

4.	Billing Frequency: Monthly

5.	Premiums:

Basic Premiums:

The Company will pay to the Reinsurer a basic premium calculated by multiplying the Reinsured Net Amount at Risk of the Reinsured Policy, as defined in this Exhibit, by the appropriate rate from the 2015 VBT Select & Ultimate, Gender and Smoker distinct set of rates which have been included at the end of this Exhibit, subject to the percentages shown below. The Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

Accelerated underwriting follows the Company’s underwriting guidelines. Policies issued and classified as Accelerated Pass will use Accelerated Underwriting percentages. All other business submitted for Accelerated (failed and holdout) will use Full Underwriting percentages. The following percentages will be applied to the reinsurance premiums payable hereunder:

18408-00-00  49

Full Underwriting $100,000-$249,999			Year 1	Level	Period -Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	85	59	55
10 Year	Male	Super Preferred Non-tob	0%	92	64	62
10 Year	Male	Preferred Non-tob	0%	104	79	77
10 Year	Male	Standard Non-tob	0%	144	101	96
10 Year	Male	Preferred Tob	0%	110	74	68
10 Year	Male	Standard Tob	0%	136	89	82
10 Year	Female	Preferred best Non-tob	0%	81	52	52
10 Year	Female	Super Preferred Non-tob	0%	86	58	56
10 Year	Female	Preferred Non-tob	0%	108	78	75
10 Year	Female	Standard Non-tob	0%	137	95	91
10 Year	Female	Preferred Tob	0%	98	78	72
10 Year	Female	Standard Tob	0%	118	91	86
15 Year	Male	Preferred best Non-tob	0%	68	52	52
15 Year	Male	Super Preferred Non-tob	0%	75	56	57
15 Year	Male	Preferred Non-tob	0%	85	67	72
15 Year	Male	Standard Non-tob	0%	119	86	87
15 Year	Male	Preferred Tob	0%	86	70	68
15 Year	Male	Standard Tob	0%	111	82	80
15 Year	Female	Preferred best Non-tob	0%	66	49	49
15 Year	Female	Super Preferred Non-tob	0%	69	51	53
15 Year	Female	Preferred Non-tob	0%	92	71	73
15 Year	Female	Standard Non-tob	0%	117	83	84
15 Year	Female	Preferred Tob	0%	80	71	70
15 Year	Female	Standard Tob	0%	104	83	83
20 Year	Male	Preferred best Non-tob	0%	60	47	47
20 Year	Male	Super Preferred Non-tob	0%	68	55	57
20 Year	Male	Preferred Non-tob	0%	76	65	71
20 Year	Male	Standard Non-tob	0%	108	80	82
20 Year	Male	Preferred Tob	0%	86	68	66
20 Year	Male	Standard Tob	0%	110	80	78
20 Year	Female	Preferred best Non-tob	0%	56	45	47
20 Year	Female	Super Preferred Non-tob	0%	62	54	57
20 Year	Female	Preferred Non-tob	0%	85	66	67
20 Year	Female	Standard Non-tob	0%	108	80	82
20 Year	Female	Preferred Tob	0%	79	70	68
20 Year	Female	Standard Tob	0%	103	79	78
30 Year	Male	Preferred best Non-tob	0%	56	54	51
30 Year	Male	Super Preferred Non-tob	0%	60	58	55
30 Year	Male	Preferred Non-tob	0%	71	69	66
30 Year	Male	Standard Non-tob	0%	97	90	83
30 Year	Male	Preferred Tob	0%	77	73	68
30 Year	Male	Standard Tob	0%	95	88	80
30 Year	Female	Preferred best Non-tob	0%	55	52	49
30 Year	Female	Super Preferred Non-tob	0%	59	57	55
30 Year	Female	Preferred Non-tob	0%	78	75	71
30 Year	Female	Standard Non-tob	0%	97	91	84
30 Year	Female	Preferred Tob	0%	75	73	71
30 Year	Female	Standard Tob	0%	93	88	82

18408-00-00  50

Full Underwriting $250,000 - $1,000,000			Year 1	Level Period -Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	74	56	52
10 Year	Male	Super Preferred Non-tob	0%	82	57	55
10 Year	Male	Preferred Non-tob	0%	89	71	70
10 Year	Male	Standard Non-tob	0%	124	94	89
10 Year	Male	Preferred Tob	0%	87	70	64
10 Year	Male	Standard Tob	0%	107	84	77
10 Year	Female	Preferred best Non-tob	0%	75	52	52
10 Year	Female	Super Preferred Non-tob	0%	79	54	53
10 Year	Female	Preferred Non-tob	0%	96	70	68
10 Year	Female	Standard Non-tob	0%	120	85	81
10 Year	Female	Preferred Tob	0%	84	70	65
10 Year	Female	Standard Tob	0%	101	82	77
15 Year	Male	Preferred best Non-tob	0%	61	48	48
15 Year	Male	Super Preferred Non-tob	0%	70	55	55
15 Year	Male	Preferred Non-tob	0%	76	59	64
15 Year	Male	Standard Non-tob	0%	101	80	81
15 Year	Male	Preferred Tob	0%	73	67	65
15 Year	Male	Standard Tob	0%	94	80	78
15 Year	Female	Preferred best Non-tob	0%	56	49	49
15 Year	Female	Super Preferred Non-tob	0%	57	51	52
15 Year	Female	Preferred Non-tob	0%	76	63	65
15 Year	Female	Standard Non-tob	0%	96	80	80
15 Year	Female	Preferred Tob	0%	69	66	65
15 Year	Female	Standard Tob	0%	89	77	77
20 Year	Male	Preferred best Non-tob	0%	55	46	47
20 Year	Male	Super Preferred Non-tob	0%	63	49	51
20 Year	Male	Preferred Non-tob	0%	70	56	63
20 Year	Male	Standard Non-tob	0%	93	80	82
20 Year	Male	Preferred Tob	0%	72	66	64
20 Year	Male	Standard Tob	0%	93	80	78
20 Year	Female	Preferred best Non-tob	0%	52	43	45
20 Year	Female	Super Preferred Non-tob	0%	55	50	53
20 Year	Female	Preferred Non-tob	0%	72	67	68
20 Year	Female	Standard Non-tob	0%	91	77	79
20 Year	Female	Preferred Tob	0%	69	66	64
20 Year	Female	Standard Tob	0%	88	77	76
30 Year	Male	Preferred best Non-tob	0%	52	51	50
30 Year	Male	Super Preferred Non-tob	0%	57	56	54
30 Year	Male	Preferred Non-tob	0%	66	64	62
30 Year	Male	Standard Non-tob	0%	85	83	80
30 Year	Male	Preferred Tob	0%	70	69	67
30 Year	Male	Standard Tob	0%	86	83	80
30 Year	Female	Preferred best Non-tob	0%	52	51	49
30 Year	Female	Super Preferred Non-tob	0%	55	55	55
30 Year	Female	Preferred Non-tob	0%	69	69	68
30 Year	Female	Standard Non-tob	0%	87	84	80
30 Year	Female	Preferred Tob	0%	68	67	66
30 Year	Female	Standard Tob	0%	84	81	78

18408-00-00  51

Full Underwriting $1,000,001 - $3,000,000			Year 1	Level Period - Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	71	57	53
10 Year	Male	Super Preferred Non-tob	0%	80	60	57
10 Year	Male	Preferred Non-tob	0%	92	76	72
10 Year	Male	Standard Non-tob	0%	119	97	90
10 Year	Male	Preferred Tob	0%	86	70	64
10 Year	Male	Standard Tob	0%	103	85	77
10 Year	Female	Preferred best Non-tob	0%	72	56	54
10 Year	Female	Super Preferred Non-tob	0%	75	58	56
10 Year	Female	Preferred Non-tob	0%	93	74	69
10 Year	Female	Standard Non-tob	0%	114	89	83
10 Year	Female	Preferred Tob	0%	82	71	65
10 Year	Female	Standard Tob	0%	98	85	78
15 Year	Male	Preferred best Non-tob	0%	61	48	48
15 Year	Male	Super Preferred Non-tob	0%	68	55	55
15 Year	Male	Preferred Non-tob	0%	78	64	66
15 Year	Male	Standard Non-tob	0%	98	82	82
15 Year	Male	Preferred Tob	0%	70	66	64
15 Year	Male	Standard Tob	0%	86	78	77
15 Year	Female	Preferred best Non-tob	0%	54	49	49
15 Year	Female	Super Preferred Non-tob	0%	60	52	53
15 Year	Female	Preferred Non-tob	0%	72	66	67
15 Year	Female	Standard Non-tob	0%	89	81	81
15 Year	Female	Preferred Tob	0%	67	66	65
15 Year	Female	Standard Tob	0%	84	77	77
20 Year	Male	Preferred best Non-tob	0%	55	47	47
20 Year	Male	Super Preferred Non-tob	0%	63	52	53
20 Year	Male	Preferred Non-tob	0%	71	62	65
20 Year	Male	Standard Non-tob	0%	91	83	84
20 Year	Male	Preferred Tob	0%	68	65	64
20 Year	Male	Standard Tob	0%	85	78	77
20 Year	Female	Preferred best Non-tob	0%	52	45	46
20 Year	Female	Super Preferred Non-tob	0%	55	53	54
20 Year	Female	Preferred Non-tob	0%	71	68	68
20 Year	Female	Standard Non-tob	0%	88	79	80
20 Year	Female	Preferred Tob	0%	66	65	63
20 Year	Female	Standard Tob	0%	83	76	75
30 Year	Male	Preferred best Non-tob	0%	52	52	52
30 Year	Male	Super Preferred Non-tob	0%	57	57	57
30 Year	Male	Preferred Non-tob	0%	67	67	67
30 Year	Male	Standard Non-tob	0%	84	84	84
30 Year	Male	Preferred Tob	0%	65	65	65
30 Year	Male	Standard Tob	0%	80	80	80
30 Year	Female	Preferred best Non-tob	0%	54	54	54
30 Year	Female	Super Preferred Non-tob	0%	58	58	58
30 Year	Female	Preferred Non-tob	0%	71	71	71
30 Year	Female	Standard Non-tob	0%	87	87	87
30 Year	Female	Preferred Tob	0%	64	64	64
30 Year	Female	Standard Tob	0%	78	78	78

18408-00-00  52

Full Underwriting $3,000,001 +			Year 1	Level Period - Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	66	58	53
10 Year	Male	Super Preferred Non-tob	0%	77	64	59
10 Year	Male	Preferred Non-tob	0%	95	82	75
10 Year	Male	Standard Non-tob	0%	114	100	92
10 Year	Male	Preferred Tob	0%	84	71	65
10 Year	Male	Standard Tob	0%	98	85	77
10 Year	Female	Preferred best Non-tob	0%	68	61	56
10 Year	Female	Super Preferred Non-tob	0%	73	63	58
10 Year	Female	Preferred Non-tob	0%	91	78	71
10 Year	Female	Standard Non-tob	0%	107	94	86
10 Year	Female	Preferred Tob	0%	80	72	66
10 Year	Female	Standard Tob	0%	95	87	79
15 Year	Male	Preferred best Non-tob	0%	61	49	49
15 Year	Male	Super Preferred Non-tob	0%	65	55	55
15 Year	Male	Preferred Non-tob	0%	79	69	69
15 Year	Male	Standard Non-tob	0%	93	83	83
15 Year	Male	Preferred Tob	0%	67	63	63
15 Year	Male	Standard Tob	0%	78	75	75
15 Year	Female	Preferred best Non-tob	0%	53	49	49
15 Year	Female	Super Preferred Non-tob	0%	61	54	54
15 Year	Female	Preferred Non-tob	0%	68	68	68
15 Year	Female	Standard Non-tob	0%	82	81	81
15 Year	Female	Preferred Tob	0%	65	64	64
15 Year	Female	Standard Tob	0%	77	76	76
20 Year	Male	Preferred best Non-tob	0%	54	47	47
20 Year	Male	Super Preferred Non-tob	0%	63	54	54
20 Year	Male	Preferred Non-tob	0%	73	69	69
20 Year	Male	Standard Non-tob	0%	89	85	85
20 Year	Male	Preferred Tob	0%	63	63	63
20 Year	Male	Standard Tob	0%	75	75	75
20 Year	Female	Preferred best Non-tob	0%	51	46	46
20 Year	Female	Super Preferred Non-tob	0%	55	55	55
20 Year	Female	Preferred Non-tob	0%	69	69	69
20 Year	Female	Standard Non-tob	0%	86	81	81
20 Year	Female	Preferred Tob	0%	62	62	62
20 Year	Female	Standard Tob	0%	74	74	74
30 Year	Male	Preferred best Non-tob	0%	52	52	52
30 Year	Male	Super Preferred Non-tob	0%	58	58	58
30 Year	Male	Preferred Non-tob	0%	68	68	68
30 Year	Male	Standard Non-tob	0%	84	84	84
30 Year	Male	Preferred Tob	0%	60	60	60
30 Year	Male	Standard Tob	0%	72	72	72
30 Year	Female	Preferred best Non-tob	0%	57	57	57
30 Year	Female	Super Preferred Non-tob	0%	59	59	59
30 Year	Female	Preferred Non-tob	0%	71	71	71
30 Year	Female	Standard Non-tob	0%	86	86	86
30 Year	Female	Preferred Tob	0%	60	60	60
30 Year	Female	Standard Tob	0%	73	73	73

18408-00-00  53

Accelerated Underwriting $100,000 - $249,999			Year 1	Level Period - Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	106	74	69
10 Year	Male	Super Preferred Non-tob	0%	115	80	77
10 Year	Male	Preferred Non-tob	0%	131	99	97
10 Year	Male	Standard Non-tob	0%	158	111	106
10 Year	Male	Preferred Tob	0%	121	82	76
10 Year	Male	Standard Tob	0%	149	98	90
10 Year	Female	Preferred best Non-tob	0%	93	60	59
10 Year	Female	Super Preferred Non-tob	0%	99	67	65
10 Year	Female	Preferred Non-tob	0%	124	90	86
10 Year	Female	Standard Non-tob	0%	144	99	95
10 Year	Female	Preferred Tob	0%	108	86	80
10 Year	Female	Standard Tob	0%	131	99	95
15 Year	Male	Preferred best Non-tob	0%	86	65	65
15 Year	Male	Super Preferred Non-tob	0%	94	71	71
15 Year	Male	Preferred Non-tob	0%	105	84	91
15 Year	Male	Standard Non-tob	0%	131	94	95
15 Year	Male	Preferred Tob	0%	95	76	74
15 Year	Male	Standard Tob	0%	123	90	88
15 Year	Female	Preferred best Non-tob	0%	75	56	56
15 Year	Female	Super Preferred Non-tob	0%	80	58	61
15 Year	Female	Preferred Non-tob	0%	106	81	84
15 Year	Female	Standard Non-tob	0%	123	86	88
15 Year	Female	Preferred Tob	0%	87	78	77
15 Year	Female	Standard Tob	0%	114	91	91
20 Year	Male	Preferred best Non-tob	0%	75	59	60
20 Year	Male	Super Preferred Non-tob	0%	85	69	72
20 Year	Male	Preferred Non-tob	0%	95	81	88
20 Year	Male	Standard Non-tob	0%	119	88	91
20 Year	Male	Preferred Tob	0%	94	74	73
20 Year	Male	Standard Tob	0%	121	88	86
20 Year	Female	Preferred best Non-tob	0%	65	52	54
20 Year	Female	Super Preferred Non-tob	0%	71	62	66
20 Year	Female	Preferred Non-tob	0%	98	76	77
20 Year	Female	Standard Non-tob	0%	114	84	86
20 Year	Female	Preferred Tob	0%	86	76	74
20 Year	Female	Standard Tob	0%	114	86	86
30 Year	Male	Preferred best Non-tob	0%	70	67	64
30 Year	Male	Super Preferred Non-tob	0%	75	73	70
30 Year	Male	Preferred Non-tob	0%	89	86	83
30 Year	Male	Standard Non-tob	0%	107	99	91
30 Year	Male	Preferred Tob	0%	84	79	74
30 Year	Male	Standard Tob	0%	105	97	88
30 Year	Female	Preferred best Non-tob	0%	64	60	56
30 Year	Female	Super Preferred Non-tob	0%	68	66	63
30 Year	Female	Preferred Non-tob	0%	90	86	82
30 Year	Female	Standard Non-tob	0%	102	95	87
30 Year	Female	Preferred Tob	0%	83	81	78
30 Year	Female	Standard Tob	0%	102	96	90

18408-00-00  54

Accelerated Underwriting $250,000 - $1,000,000			Year 1	Level Period - Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	93	70	65
10 Year	Male	Super Preferred Non-tob	0%	102	72	69
10 Year	Male	Preferred Non-tob	0%	111	89	87
10 Year	Male	Standard Non-tob	0%	137	103	98
10 Year	Male	Preferred Tob	0%	96	77	71
10 Year	Male	Standard Tob	0%	118	93	85
10 Year	Female	Preferred best Non-tob	0%	87	60	59
10 Year	Female	Super Preferred Non-tob	0%	91	62	60
10 Year	Female	Preferred Non-tob	0%	110	81	78
10 Year	Female	Standard Non-tob	0%	126	89	86
10 Year	Female	Preferred Tob	0%	92	77	71
10 Year	Female	Standard Tob	0%	111	90	85
15 Year	Male	Preferred best Non-tob	0%	76	60	61
15 Year	Male	Super Preferred Non-tob	0%	88	69	69
15 Year	Male	Preferred Non-tob	0%	95	74	80
15 Year	Male	Standard Non-tob	0%	111	88	90
15 Year	Male	Preferred Tob	0%	81	73	71
15 Year	Male	Standard Tob	0%	104	88	86
15 Year	Female	Preferred best Non-tob	0%	65	56	56
15 Year	Female	Super Preferred Non-tob	0%	66	58	60
15 Year	Female	Preferred Non-tob	0%	87	72	75
15 Year	Female	Standard Non-tob	0%	101	84	84
15 Year	Female	Preferred Tob	0%	76	72	71
15 Year	Female	Standard Tob	0%	98	85	84
20 Year	Male	Preferred best Non-tob	0%	69	57	58
20 Year	Male	Super Preferred Non-tob	0%	79	61	64
20 Year	Male	Preferred Non-tob	0%	87	71	78
20 Year	Male	Standard Non-tob	0%	102	88	91
20 Year	Male	Preferred Tob	0%	80	72	71
20 Year	Male	Standard Tob	0%	102	88	86
20 Year	Female	Preferred best Non-tob	0%	59	50	51
20 Year	Female	Super Preferred Non-tob	0%	64	57	61
20 Year	Female	Preferred Non-tob	0%	84	77	78
20 Year	Female	Standard Non-tob	0%	96	81	83
20 Year	Female	Preferred Tob	0%	75	72	71
20 Year	Female	Standard Tob	0%	97	85	83
30 Year	Male	Preferred best Non-tob	0%	65	64	62
30 Year	Male	Super Preferred Non-tob	0%	71	69	67
30 Year	Male	Preferred Non-tob	0%	83	81	78
30 Year	Male	Standard Non-tob	0%	94	91	88
30 Year	Male	Preferred Tob	0%	77	75	73
30 Year	Male	Standard Tob	0%	95	92	88
30 Year	Female	Preferred best Non-tob	0%	60	58	56
30 Year	Female	Super Preferred Non-tob	0%	64	64	63
30 Year	Female	Preferred Non-tob	0%	79	79	78
30 Year	Female	Standard Non-tob	0%	91	88	84
30 Year	Female	Preferred Tob	0%	74	73	72
30 Year	Female	Standard Tob	0%	92	89	86

18408-00-00  55

Accelerated Underwriting $1,000,001 - $3,000,000			Year 1	Level Period - Years 2+
Term	Sex	Class	All ages	Ages 18-40	Ages 41-50	Ages 51+
10 Year	Male	Preferred best Non-tob	0%	79	63	58
10 Year	Male	Super Preferred Non-tob	0%	88	66	62
10 Year	Male	Preferred Non-tob	0%	101	83	79
10 Year	Male	Standard Non-tob	0%	132	106	99
10 Year	Male	Preferred Tob	0%	94	77	71
10 Year	Male	Standard Tob	0%	113	94	86
10 Year	Female	Preferred best Non-tob	0%	80	62	59
10 Year	Female	Super Preferred Non-tob	0%	83	64	60
10 Year	Female	Preferred Non-tob	0%	102	81	76
10 Year	Female	Standard Non-tob	0%	126	98	92
10 Year	Female	Preferred Tob	0%	90	78	72
10 Year	Female	Standard Tob	0%	108	94	86
15 Year	Male	Preferred best Non-tob	0%	67	53	53
15 Year	Male	Super Preferred Non-tob	0%	75	60	60
15 Year	Male	Preferred Non-tob	0%	86	70	73
15 Year	Male	Standard Non-tob	0%	107	90	91
15 Year	Male	Preferred Tob	0%	77	72	71
15 Year	Male	Standard Tob	0%	95	86	84
15 Year	Female	Preferred best Non-tob	0%	60	54	54
15 Year	Female	Super Preferred Non-tob	0%	65	57	58
15 Year	Female	Preferred Non-tob	0%	79	73	74
15 Year	Female	Standard Non-tob	0%	99	89	89
15 Year	Female	Preferred Tob	0%	73	72	71
15 Year	Female	Standard Tob	0%	92	85	84
20 Year	Male	Preferred best Non-tob	0%	60	52	52
20 Year	Male	Super Preferred Non-tob	0%	69	57	58
20 Year	Male	Preferred Non-tob	0%	79	69	72
20 Year	Male	Standard Non-tob	0%	101	91	92
20 Year	Male	Preferred Tob	0%	74	71	71
20 Year	Male	Standard Tob	0%	93	86	84
20 Year	Female	Preferred best Non-tob	0%	57	49	50
20 Year	Female	Super Preferred Non-tob	0%	61	58	59
20 Year	Female	Preferred Non-tob	0%	77	75	75
20 Year	Female	Standard Non-tob	0%	97	87	88
20 Year	Female	Preferred Tob	0%	72	71	70
20 Year	Female	Standard Tob	0%	91	84	83
30 Year	Male	Preferred best Non-tob	0%	57	57	57
30 Year	Male	Super Preferred Non-tob	0%	63	63	63
30 Year	Male	Preferred Non-tob	0%	74	74	74
30 Year	Male	Standard Non-tob	0%	93	93	93
30 Year	Male	Preferred Tob	0%	72	72	72
30 Year	Male	Standard Tob	0%	88	88	88
30 Year	Female	Preferred best Non-tob	0%	59	59	59
30 Year	Female	Super Preferred Non-tob	0%	63	63	63
30 Year	Female	Preferred Non-tob	0%	77	77	77
30 Year	Female	Standard Non-tob	0%	96	96	96
30 Year	Female	Preferred Tob	0%	71	71	71
30 Year	Female	Standard Tob	0%	86	86	86

18408-00-00  56

Exhibit C-1

Post Level Period YRT Rates: three hundred (300)% of the 2015 VBT ALB Select and Ultimate Gender and Smoker distinct table on a point-in-scale basis.

Table Extra Premiums/Multiple Extra Premiums:

Excluding policies that qualify for the Expanded Standard Rate Class described below, the Reinsurer shall receive its proportionate share of any extra premiums payable due to additional mortality risk.

Table extra premiums are equal to 25% of the standard Non-Tobacco or standard Tobacco premium (whichever is appropriate) for each assessed table of extra mortality and assessed all years. The Multiple Extra Premium is developed by adding all Table Extra premiums to the standard basic reinsurance premium.

Expanded Standard Rate Class:

The Company allows applicants with up to sixty-five (65) debits to be issued as standard cases for automatic business. The Company will pay the Reinsurer the standard class on those cases. Program does not apply to facultative business.

Supplementary Rider(s):

For the Accelerated Death Benefit for Terminal Illness rider specified in Exhibit A which is reinsured on a YRT basis, there is no additional reinsurance premium.

In the event of an accelerated benefit claim, the Reinsurer will pay the Company its proportionate share of the net amount at risk of any eligible accelerated benefits in one lump sum. For Conversion Policies, the Reinsurer will not participate in any portion of the accelerated benefit payment that is offset by a reduction to the policy cash value. Payment of the Accelerated Death Benefit rider will reduce the policy’s face amount and the reinsurance proportionately. Reinsurance coverage of the remaining portion of the policy’s face amount will continue for as long as the policy remains in force, and the Company will continue to pay reinsurance premiums on the portion of the policy that remains inforce..

6.	Other Allowances:

On Multiple Extra Premiums: Not applicable

On Supplementary Riders: Not applicable

On Flat Extra Premiums:

The reinsurance premium remitted to the Reinsurer will include any flat extra premium minus the allowances shown below.

Type	First Year	Renewal
Temporary (1-5 years)	20%	20%
Temporary (6+ years)	100%	20%
Permanent	100%	20%

18408-00-00  57

Exhibit C-1

7.	Policy Fee: There is no policy fee applicable.

8.	Reinsured Net Amounts At Risk:

For term policies, the Reinsured Net Amount at Risk will be equal to the reinsured face amount. For Conversion Policies, the Reinsured Net Amount Risk will be based on the Reinsurer Share of the policy, as specified in Exhibit A, multiplied by the policy net amount at risk defined as face amount less cash value.

9.	Rate Basis:

The rates in this subsection are on a non-participating basis.

10.	Experience Monitoring:

Company agrees to periodically provide updated distribution, lapse, and mortality experience data upon request.

11.	YRT Rates For Conversions:

At the time of conversion, the Reinsurer will pay the Company a return of unearned premium of the policy to reflect the time period from the date of conversion to the next policy anniversary. The return of unearned premium will be based on the reinsurance premiums for the original policy. The Company will pay the Reinsurer a pro-rated premium for the time period from the date of the conversion until the next anniversary date of the original policy based on the YRT Rates For Conversion as defined herein. If the conversion occurs on a policy anniversary, no return of unearned premium and no pro-rated premium will be needed. Premiums for Conversion Policies on policy anniversaries on and after the date of conversion are based on the issue age and risk class of the original policy unless a risk class reconsideration has been applied. Conversion premiums will be assessed point-in-scale with duration measured from the issue date of the original policy. The YRT Rates For Conversion are described below.

The following percentages, which vary by original term plan, risk class, and duration at the time of conversion, are to be applied to the 2015 VBT ALB Select and Ultimate Gender and Smoker distinct table.

18408-00-00  58

Conversions: All face amounts
Term	Class	Conversion Duration	Rate
10 Year	Preferred best Non-tob	1-5	75
10 Year	Super Preferred Non-tob	1-5	80
10 Year	Preferred Non-tob	1-5	100
10 Year	Standard Non-tob	1-5	125
10 Year	Preferred Tob	1-5	90
10 Year	Standard Tob	1-5	110
10 Year	Preferred best Non-tob	6-8	80
10 Year	Super Preferred Non-tob	6-8	90
10 Year	Preferred Non-tob	6-8	110
10 Year	Standard Non-tob	6-8	135
10 Year	Preferred Tob	6-8	105
10 Year	Standard Tob	6-8	125
10 Year	Preferred best Non-tob	9-10	100
10 Year	Super Preferred Non-tob	9-10	130
10 Year	Preferred Non-tob	9-10	145
10 Year	Standard Non-tob	9-10	180
10 Year	Preferred Tob	9-10	150
10 Year	Standard Tob	9-10	175
15 Year	Preferred best Non-tob	1-7	75
15 Year	Super Preferred Non-tob	1-7	80
15 Year	Preferred Non-tob	1-7	100
15 Year	Standard Non-tob	1-7	125
15 Year	Preferred Tob	1-7	90
15 Year	Standard Tob	1-7	110
15 Year	Preferred best Non-tob	8-12	80
15 Year	Super Preferred Non-tob	8-12	90
15 Year	Preferred Non-tob	8-12	110
15 Year	Standard Non-tob	8-12	135
15 Year	Preferred Tob	8-12	105
15 Year	Standard Tob	8-12	125
15 Year	Preferred best Non-tob	13-15	115
15 Year	Super Preferred Non-tob	13-15	155
15 Year	Preferred Non-tob	13-15	175
15 Year	Standard Non-tob	13-15	210
15 Year	Preferred Tob	13-15	175
15 Year	Standard Tob	13-15	210

18408-00-00  59

20 Year	Preferred best Non-tob	1-9	75
20 Year	Super Preferred Non-tob	1-9	80
20 Year	Preferred Non-tob	1-9	100
20 Year	Standard Non-tob	1-9	125
20 Year	Preferred Tob	1-9	90
20 Year	Standard Tob	1-9	110
20 Year	Preferred best Non-tob	10-15	80
20 Year	Super Preferred Non-tob	10-15	90
20 Year	Preferred Non-tob	10-15	110
20 Year	Standard Non-tob	10-15	135
20 Year	Preferred Tob	10-15	105
20 Year	Standard Tob	10-15	125
20 Year	Preferred best Non-tob	16-20	135
20 Year	Super Preferred Non-tob	16-20	185
20 Year	Preferred Non-tob	16-20	215
20 Year	Standard Non-tob	16-20	255
20 Year	Preferred Tob	16-20	195
20 Year	Standard Tob	16-20	240
30 Year	Preferred best Non-tob	1-14	75
30 Year	Super Preferred Non-tob	1-14	80
30 Year	Preferred Non-tob	1-14	100
30 Year	Standard Non-tob	1-14	125
30 Year	Preferred Tob	1-14	90
30 Year	Standard Tob	1-14	110
30 Year	Preferred best Non-tob	15-25	80
30 Year	Super Preferred Non-tob	15-25	90
30 Year	Preferred Non-tob	15-25	110
30 Year	Standard Non-tob	15-25	135
30 Year	Preferred Tob	15-25	105
30 Year	Standard Tob	15-25	125
30 Year	Preferred best Non-tob	26-30	135
30 Year	Super Preferred Non-tob	26-30	185
30 Year	Preferred Non-tob	26-30	215
30 Year	Standard Non-tob	26-30	255
30 Year	Preferred Tob	26-30	195
30 Year	Standard Tob	26-30	240

18408-00-00  60

2015 VBT FEMALE NONSMOKER ALB DurationIssue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.27 0.27 0.26 0.27 0.27 0.27 0.26 0.26 0.27 0.28 0.30 0.32 0.34 0.36 0.40 0.47 0.54 0.62 0.70 0.77 0.83 0.86 0.87 0.87 0.88 0.88 43 19 0.26 0.25 0.25 0.25 0.25 0.25 0.24 0.24 0.26 0.28 0.30 0.32 0.33 0.36 0.41 0.48 0.57 0.66 0.75 0.81 0.86 0.87 0.87 0.88 0.88 0.88 44 20 0.21 0.22 0.23 0.24 0.23 0.22 0.22 0.23 0.26 0.28 0.30 0.31 0.33 0.36 0.43 0.51 0.60 0.68 0.76 0.83 0.87 0.87 0.88 0.88 0.88 0.90 45 21 0.17 0.20 0.22 0.22 0.21 0.20 0.21 0.23 0.26 0.29 0.30 0.31 0.33 0.38 0.45 0.54 0.62 0.69 0.77 0.84 0.87 0.88 0.88 0.88 0.90 0.94 46 22 0.15 0.19 0.20 0.19 0.18 0.19 0.21 0.24 0.27 0.29 0.30 0.32 0.35 0.41 0.49 0.56 0.63 0.70 0.78 0.84 0.88 0.88 0.88 0.90 0.94 0.99 47 23 0.14 0.18 0.18 0.17 0.17 0.19 0.22 0.25 0.28 0.30 0.31 0.33 0.37 0.44 0.52 0.59 0.64 0.71 0.78 0.84 0.88 0.88 0.90 0.94 0.99 1.05 48 24 0.12 0.15 0.16 0.16 0.17 0.19 0.22 0.25 0.28 0.30 0.33 0.36 0.41 0.49 0.56 0.60 0.65 0.71 0.78 0.84 0.88 0.90 0.94 0.99 1.05 1.13 49 25 0.10 0.13 0.14 0.15 0.17 0.20 0.23 0.26 0.29 0.32 0.35 0.40 0.46 0.53 0.59 0.62 0.67 0.73 0.79 0.85 0.90 0.94 0.99 1.05 1.13 1.23 50 26 0.09 0.12 0.14 0.15 0.17 0.20 0.23 0.27 0.31 0.35 0.39 0.44 0.51 0.58 0.61 0.64 0.69 0.75 0.82 0.88 0.94 0.99 1.05 1.13 1.23 1.35 51 27 0.08 0.12 0.14 0.16 0.18 0.20 0.24 0.29 0.33 0.38 0.43 0.49 0.56 0.61 0.64 0.67 0.72 0.78 0.85 0.92 0.99 1.05 1.13 1.23 1.35 1.51 52 28 0.07 0.12 0.14 0.16 0.18 0.21 0.26 0.31 0.36 0.41 0.47 0.53 0.60 0.64 0.66 0.70 0.75 0.82 0.89 0.97 1.05 1.13 1.23 1.35 1.51 1.70 53 29 0.07 0.13 0.15 0.16 0.19 0.23 0.28 0.34 0.39 0.45 0.50 0.56 0.62 0.66 0.69 0.73 0.80 0.88 0.96 1.04 1.13 1.23 1.35 1.51 1.70 1.90 54 30 0.07 0.13 0.15 0.17 0.20 0.25 0.31 0.37 0.42 0.47 0.53 0.59 0.65 0.68 0.72 0.78 0.86 0.95 1.03 1.12 1.23 1.35 1.51 1.70 1.90 2.10 55 31 0.08 0.14 0.16 0.19 0.22 0.28 0.34 0.40 0.45 0.50 0.55 0.61 0.67 0.72 0.77 0.84 0.94 1.03 1.11 1.22 1.35 1.51 1.70 1.90 2.10 2.30 56 32 0.08 0.14 0.18 0.21 0.26 0.31 0.37 0.42 0.46 0.51 0.57 0.63 0.71 0.77 0.84 0.92 1.02 1.11 1.21 1.34 1.51 1.70 1.90 2.10 2.30 2.49 57 33 0.08 0.15 0.20 0.24 0.29 0.34 0.40 0.45 0.48 0.53 0.59 0.66 0.75 0.83 0.92 1.00 1.11 1.21 1.33 1.50 1.70 1.90 2.10 2.30 2.49 2.69 58 34 0.09 0.15 0.22 0.28 0.33 0.37 0.43 0.47 0.50 0.55 0.61 0.71 0.82 0.91 1.00 1.09 1.20 1.32 1.48 1.68 1.90 2.10 2.30 2.49 2.69 2.91 59 35 0.10 0.16 0.25 0.31 0.36 0.41 0.47 0.50 0.52 0.57 0.66 0.78 0.90 1.00 1.09 1.19 1.31 1.45 1.64 1.87 2.10 2.30 2.49 2.69 2.91 3.16 60 36 0.10 0.18 0.27 0.34 0.40 0.45 0.49 0.52 0.55 0.62 0.73 0.86 0.99 1.09 1.18 1.29 1.42 1.59 1.81 2.06 2.30 2.49 2.69 2.91 3.16 3.46 61 37 0.11 0.18 0.29 0.38 0.44 0.49 0.52 0.55 0.59 0.68 0.81 0.94 1.08 1.18 1.28 1.39 1.55 1.74 1.98 2.24 2.49 2.69 2.91 3.16 3.46 3.80 62 38 0.12 0.19 0.31 0.40 0.47 0.51 0.54 0.58 0.65 0.76 0.90 1.04 1.17 1.27 1.37 1.51 1.68 1.90 2.15 2.43 2.69 2.91 3.16 3.46 3.80 4.19 63 39 0.13 0.21 0.32 0.42 0.50 0.54 0.58 0.64 0.72 0.85 0.99 1.13 1.26 1.37 1.48 1.63 1.83 2.06 2.33 2.63 2.91 3.16 3.46 3.80 4.19 4.61 64 40 0.14 0.22 0.33 0.43 0.53 0.58 0.63 0.70 0.79 0.94 1.09 1.22 1.35 1.47 1.61 1.78 1.99 2.24 2.52 2.84 3.16 3.46 3.80 4.19 4.61 5.06 65 41 0.14 0.23 0.34 0.45 0.56 0.63 0.69 0.76 0.88 1.03 1.18 1.31 1.45 1.60 1.76 1.95 2.18 2.43 2.73 3.10 3.46 3.80 4.19 4.61 5.06 5.55 66 42 0.15 0.25 0.35 0.49 0.61 0.68 0.74 0.82 0.96 1.12 1.27 1.40 1.57 1.75 1.93 2.15 2.39 2.67 3.00 3.39 3.80 4.19 4.61 5.06 5.55 6.09 67 43 0.17 0.26 0.37 0.55 0.66 0.73 0.79 0.90 1.05 1.21 1.36 1.51 1.71 1.92 2.13 2.36 2.62 2.92 3.28 3.73 4.19 4.61 5.06 5.55 6.09 6.68 68 44 0.19 0.26 0.40 0.61 0.71 0.78 0.85 0.98 1.13 1.30 1.46 1.64 1.88 2.11 2.34 2.59 2.87 3.20 3.61 4.10 4.61 5.06 5.55 6.09 6.68 7.36 69 45 0.21 0.27 0.45 0.67 0.76 0.84 0.92 1.06 1.22 1.39 1.57 1.80 2.07 2.33 2.57 2.84 3.17 3.54 3.99 4.50 5.06 5.55 6.09 6.68 7.36 8.16 70 46 0.23 0.28 0.51 0.72 0.82 0.91 1.01 1.16 1.32 1.50 1.71 1.98 2.29 2.57 2.83 3.14 3.50 3.91 4.39 4.94 5.55 6.09 6.68 7.36 8.16 9.11 71 47 0.25 0.29 0.60 0.78 0.89 0.99 1.11 1.26 1.43 1.62 1.87 2.19 2.54 2.83 3.13 3.48 3.88 4.32 4.84 5.42 6.09 6.68 7.36 8.16 9.11 10.22 72 48 0.26 0.33 0.71 0.86 0.99 1.09 1.22 1.38 1.54 1.76 2.04 2.40 2.80 3.11 3.43 3.83 4.28 4.76 5.31 5.94 6.68 7.36 8.16 9.11 10.22 11.52 73 49 0.27 0.41 0.82 0.97 1.09 1.20 1.35 1.50 1.68 1.92 2.24 2.63 3.03 3.38 3.73 4.18 4.68 5.20 5.80 6.51 7.36 8.16 9.11 10.22 11.52 13.03 74 50 0.28 0.54 0.94 1.08 1.20 1.33 1.48 1.63 1.83 2.11 2.46 2.85 3.26 3.63 4.04 4.56 5.10 5.66 6.32 7.14 8.16 9.11 10.22 11.52 13.03 14.75 75 51 0.28 0.68 1.03 1.17 1.31 1.46 1.61 1.78 2.02 2.34 2.71 3.09 3.49 3.90 4.39 4.97 5.54 6.14 6.91 7.90 9.11 10.22 11.52 13.03 14.75 16.74 76 52 0.29 0.80 1.10 1.26 1.42 1.59 1.76 1.97 2.24 2.60 2.97 3.33 3.75 4.21 4.78 5.42 6.04 6.76 7.68 8.83 10.22 11.52 13.03 14.75 16.74 19.06 77 53 0.30 0.85 1.14 1.34 1.55 1.74 1.95 2.19 2.51 2.88 3.25 3.60 4.04 4.58 5.23 5.95 6.69 7.58 8.66 9.95 11.52 13.03 14.75 16.74 19.06 21.79 78 54 0.31 0.87 1.19 1.40 1.70 1.92 2.17 2.45 2.80 3.18 3.53 3.89 4.39 5.03 5.79 6.62 7.49 8.54 9.83 11.39 13.03 14.75 16.74 19.06 21.79 25.08 79 55 0.32 0.88 1.21 1.48 1.88 2.15 2.43 2.74 3.11 3.47 3.81 4.21 4.80 5.56 6.44 7.42 8.47 9.69 11.20 13.03 14.75 16.74 19.06 21.79 25.08 28.96 80 56 0.33 0.89 1.23 1.59 2.11 2.42 2.73 3.05 3.41 3.74 4.08 4.55 5.27 6.18 7.21 8.36 9.61 11.01 12.71 14.75 16.74 19.06 21.79 25.08 28.96 33.07 81 57 0.34 0.91 1.25 1.76 2.38 2.72 3.04 3.35 3.67 3.98 4.36 4.95 5.83 6.89 8.11 9.45 10.88 12.47 14.42 16.74 19.06 21.79 25.08 28.96 33.07 37.34 82 58 0.36 0.94 1.30 2.01 2.68 3.03 3.34 3.61 3.90 4.23 4.70 5.45 6.53 7.79 9.19 10.74 12.39 14.20 16.42 19.06 21.79 25.08 28.96 33.07 37.34 42.23 83 59 0.40 0.97 1.43 2.30 3.00 3.33 3.59 3.83 4.11 4.52 5.14 6.12 7.42 8.86 10.48 12.25 14.12 16.13 18.72 21.79 25.08 28.96 33.07 37.34 42.23 48.98 84 60 0.47 1.01 1.67 2.57 3.29 3.58 3.80 4.03 4.37 4.91 5.75 6.98 8.50 10.16 11.99 13.97 16.06 18.38 21.47 25.08 28.96 33.07 37.34 42.23 48.98 56.73 85 61 0.56 1.09 1.97 2.79 3.53 3.77 3.97 4.26 4.72 5.46 6.56 8.05 9.77 11.64 13.66 15.87 18.31 21.29 24.94 28.96 33.07 37.34 42.23 48.98 56.73 64.43 86 62 0.67 1.23 2.32 3.03 3.71 3.94 4.20 4.62 5.25 6.22 7.60 9.33 11.25 13.30 15.54 18.06 21.13 24.67 28.96 33.07 37.34 42.23 48.98 56.73 64.43 73.25 87 63 0.79 1.47 2.66 3.30 3.82 4.16 4.60 5.20 5.99 7.21 8.85 10.78 12.86 15.10 17.63 20.80 24.51 28.71 33.07 37.34 42.23 48.98 56.73 64.43 73.25 83.31 88 64 0.89 1.81 2.93 3.47 3.97 4.51 5.18 5.92 6.92 8.46 10.32 12.36 14.60 17.03 19.96 24.02 28.27 33.07 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 89 65 0.99 2.06 3.14 3.60 4.18 5.00 5.84 6.77 8.09 9.96 12.00 14.12 16.55 19.40 22.82 27.48 32.67 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 90 66 1.09 2.16 3.30 3.72 4.48 5.56 6.61 7.82 9.49 11.69 13.91 16.23 18.74 22.07 25.92 31.16 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 91 67 1.21 2.25 3.43 3.92 4.92 6.22 7.52 9.06 11.09 13.65 16.11 18.61 21.58 25.27 29.13 35.36 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 92 68 1.35 2.33 3.57 4.27 5.50 7.01 8.57 10.45 12.90 15.84 18.48 21.46 25.10 28.99 33.81 41.15 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 93 69 1.49 2.43 3.72 4.69 6.20 7.91 9.73 11.98 14.90 18.28 21.34 24.93 28.87 33.63 40.58 48.85 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 94

18408-00-00  61

2015 VBT FEMALE NONSMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 1.65 2.56 3.92 5.19 7.01 8.87 10.96 13.65 17.11 20.99 24.75 28.57 33.37 39.75 48.11 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 95 71 1.83 2.73 4.17 5.86 7.88 9.88 12.28 15.48 19.56 24.06 28.36 32.43 38.54 46.37 55.62 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 96 72 2.03 2.94 4.50 6.67 8.80 10.93 13.69 17.47 22.32 27.50 32.20 37.15 44.49 53.73 63.93 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 97 73 2.30 3.22 4.93 7.55 9.74 12.05 15.22 19.72 25.45 31.28 36.40 42.64 51.28 61.91 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 98 74 2.64 3.54 5.49 8.49 10.73 13.25 16.96 22.31 28.96 35.50 41.04 48.50 58.46 70.81 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 99 75 3.04 3.93 6.19 9.49 11.79 14.61 18.98 25.26 32.94 40.21 46.82 55.89 67.43 81.09 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 100 76 3.46 4.40 7.06 10.57 12.96 16.18 21.29 28.66 37.50 45.50 54.40 65.34 78.58 93.36 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 101 77 3.92 4.98 8.09 11.75 14.29 17.98 24.00 32.65 42.76 51.89 63.09 76.08 91.56 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 102 78 4.39 5.69 9.33 13.06 15.77 20.10 27.26 37.41 48.83 60.21 73.61 89.26 105.58 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 103 79 4.72 6.55 10.80 14.48 17.48 22.66 31.23 43.11 56.52 70.91 87.01 104.70 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 104 80 5.02 7.57 12.46 16.02 19.49 25.94 36.12 50.03 65.71 82.79 101.96 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 105 81 5.52 8.75 14.30 17.72 22.49 30.40 42.24 58.63 77.18 97.47 117.74 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 106 82 6.22 10.12 16.46 20.53 26.67 36.05 50.48 70.70 93.70 116.08 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 107 83 7.21 11.70 19.04 24.76 31.92 43.30 63.20 88.67 114.60 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 108 84 8.32 13.64 22.51 29.86 38.51 53.73 80.84 109.01 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 109 85 9.33 16.25 27.15 36.02 47.49 71.17 101.08 129.33 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 110 86 10.31 19.60 32.75 43.45 61.90 95.09 125.71 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 111 87 11.40 23.65 39.51 54.83 85.07 123.76 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 112 88 12.62 28.28 47.64 72.38 114.48 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 113 89 13.95 33.53 60.19 98.09 142.34 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 114 90 16.69 42.09 86.52 133.89 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 115 91 22.98 60.53 129.36 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 116 92 34.41 90.93 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 117 93 52.25 120.48 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 78.02 160.08 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 113.49 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

18408-00-00  62

2015 VBT FEMALE SMOKER ALB DurationIssue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.27 0.27 0.26 0.27 0.27 0.30 0.33 0.33 0.34 0.34 0.36 0.38 0.41 0.44 0.47 0.57 0.69 0.79 0.94 1.09 1.23 1.34 1.44 1.53 1.62 1.71 43 19 0.26 0.25 0.25 0.25 0.28 0.31 0.32 0.33 0.34 0.36 0.38 0.41 0.44 0.47 0.57 0.68 0.79 0.93 1.08 1.22 1.34 1.44 1.53 1.62 1.71 1.82 44 20 0.21 0.22 0.23 0.25 0.29 0.31 0.31 0.33 0.36 0.38 0.41 0.44 0.47 0.57 0.68 0.79 0.92 1.06 1.20 1.33 1.44 1.53 1.62 1.71 1.82 1.96 45 21 0.18 0.20 0.23 0.27 0.29 0.30 0.31 0.34 0.38 0.40 0.44 0.47 0.57 0.68 0.78 0.92 1.05 1.18 1.31 1.43 1.53 1.62 1.71 1.82 1.96 2.15 46 22 0.18 0.21 0.24 0.26 0.28 0.30 0.33 0.37 0.40 0.43 0.47 0.57 0.68 0.78 0.92 1.04 1.17 1.30 1.41 1.52 1.62 1.71 1.82 1.96 2.15 2.35 47 23 0.19 0.21 0.23 0.25 0.28 0.31 0.35 0.40 0.43 0.47 0.55 0.68 0.78 0.91 1.04 1.16 1.28 1.40 1.50 1.61 1.71 1.82 1.96 2.15 2.35 2.58 48 24 0.20 0.21 0.23 0.26 0.29 0.33 0.38 0.43 0.47 0.54 0.66 0.77 0.91 1.03 1.15 1.27 1.39 1.49 1.59 1.70 1.82 1.96 2.15 2.35 2.58 2.84 49 25 0.19 0.20 0.23 0.27 0.31 0.36 0.41 0.46 0.52 0.63 0.75 0.88 1.02 1.14 1.26 1.37 1.48 1.58 1.69 1.80 1.96 2.15 2.35 2.58 2.84 3.13 50 26 0.18 0.20 0.24 0.29 0.34 0.39 0.44 0.51 0.60 0.72 0.85 1.00 1.14 1.26 1.36 1.47 1.58 1.68 1.80 1.95 2.15 2.35 2.58 2.84 3.13 3.45 51 27 0.18 0.21 0.26 0.31 0.36 0.42 0.48 0.57 0.68 0.81 0.96 1.11 1.25 1.36 1.46 1.57 1.68 1.79 1.92 2.14 2.35 2.58 2.84 3.13 3.45 3.80 52 28 0.18 0.22 0.28 0.33 0.39 0.46 0.54 0.64 0.77 0.92 1.07 1.22 1.35 1.45 1.55 1.66 1.79 1.92 2.09 2.34 2.58 2.84 3.13 3.45 3.80 4.18 53 29 0.19 0.24 0.30 0.36 0.43 0.51 0.61 0.73 0.87 1.02 1.17 1.30 1.43 1.53 1.64 1.76 1.91 2.09 2.30 2.57 2.84 3.13 3.45 3.80 4.18 4.61 54 30 0.20 0.25 0.32 0.40 0.48 0.58 0.69 0.82 0.97 1.12 1.25 1.38 1.51 1.62 1.73 1.89 2.09 2.29 2.54 2.82 3.13 3.45 3.80 4.18 4.61 5.09 55 31 0.21 0.27 0.35 0.44 0.54 0.65 0.78 0.91 1.05 1.20 1.33 1.46 1.60 1.72 1.86 2.06 2.29 2.53 2.81 3.10 3.45 3.80 4.18 4.61 5.09 5.64 56 32 0.22 0.30 0.40 0.50 0.61 0.74 0.87 1.00 1.13 1.28 1.41 1.54 1.70 1.85 2.04 2.27 2.52 2.80 3.07 3.41 3.80 4.18 4.61 5.09 5.64 6.26 57 33 0.24 0.33 0.45 0.57 0.69 0.82 0.95 1.07 1.20 1.35 1.49 1.64 1.84 2.03 2.24 2.50 2.78 3.07 3.38 3.76 4.18 4.61 5.09 5.64 6.26 6.95 58 34 0.26 0.37 0.51 0.65 0.77 0.90 1.02 1.14 1.27 1.43 1.58 1.79 2.02 2.24 2.48 2.76 3.06 3.37 3.74 4.16 4.61 5.09 5.64 6.26 6.95 7.71 59 35 0.29 0.42 0.57 0.72 0.85 0.97 1.09 1.21 1.35 1.51 1.75 1.99 2.23 2.48 2.74 3.05 3.37 3.73 4.16 4.61 5.09 5.64 6.26 6.95 7.71 8.56 60 36 0.32 0.46 0.63 0.79 0.91 1.03 1.15 1.28 1.42 1.70 1.98 2.19 2.46 2.73 3.02 3.36 3.73 4.15 4.60 5.09 5.64 6.26 6.95 7.71 8.56 9.51 61 37 0.35 0.51 0.69 0.85 0.98 1.10 1.22 1.36 1.62 1.95 2.18 2.42 2.71 3.02 3.34 3.72 4.14 4.60 5.09 5.64 6.26 6.95 7.71 8.56 9.51 10.55 62 38 0.38 0.55 0.75 0.91 1.04 1.17 1.30 1.55 1.87 2.15 2.40 2.67 3.00 3.34 3.71 4.13 4.59 5.09 5.64 6.26 6.95 7.71 8.56 9.51 10.55 11.68 63 39 0.41 0.59 0.80 0.97 1.11 1.25 1.47 1.78 2.06 2.37 2.65 2.95 3.32 3.70 4.10 4.59 5.09 5.64 6.25 6.94 7.71 8.56 9.51 10.55 11.68 12.92 64 40 0.43 0.62 0.84 1.04 1.19 1.38 1.68 1.97 2.27 2.61 2.93 3.27 3.67 4.10 4.54 5.08 5.63 6.25 6.93 7.70 8.56 9.51 10.55 11.68 12.92 14.26 65 41 0.44 0.65 0.90 1.11 1.29 1.56 1.85 2.17 2.51 2.88 3.24 3.62 4.07 4.54 5.02 5.63 6.25 6.93 7.69 8.54 9.51 10.55 11.68 12.92 14.26 15.70 66 42 0.46 0.68 0.95 1.20 1.42 1.72 2.04 2.39 2.77 3.19 3.59 4.01 4.50 4.99 5.56 6.24 6.92 7.68 8.53 9.48 10.55 11.68 12.92 14.26 15.70 17.23 67 43 0.47 0.71 1.03 1.32 1.57 1.89 2.25 2.65 3.07 3.53 3.97 4.43 4.94 5.51 6.16 6.92 7.67 8.51 9.46 10.50 11.68 12.92 14.26 15.70 17.23 18.84 68 44 0.49 0.76 1.12 1.46 1.73 2.10 2.49 2.93 3.40 3.91 4.39 4.85 5.43 6.10 6.83 7.66 8.50 9.45 10.50 11.65 12.92 14.26 15.70 17.23 18.84 20.57 69 45 0.51 0.82 1.23 1.61 1.92 2.32 2.76 3.24 3.76 4.32 4.81 5.33 6.02 6.77 7.57 8.48 9.44 10.49 11.64 12.86 14.26 15.70 17.23 18.84 20.57 22.49 70 46 0.55 0.89 1.35 1.78 2.12 2.57 3.06 3.60 4.17 4.73 5.27 5.91 6.68 7.51 8.40 9.41 10.48 11.63 12.85 14.14 15.70 17.23 18.84 20.57 22.49 24.48 71 47 0.58 0.97 1.48 1.97 2.36 2.85 3.40 3.99 4.57 5.19 5.85 6.56 7.41 8.34 9.33 10.44 11.62 12.84 14.12 15.57 17.23 18.84 20.57 22.49 24.48 26.55 72 48 0.62 1.05 1.63 2.18 2.62 3.17 3.77 4.37 5.01 5.76 6.49 7.27 8.22 9.24 10.33 11.55 12.84 14.12 15.49 17.08 18.84 20.57 22.49 24.48 26.55 28.81 73 49 0.67 1.14 1.79 2.41 2.91 3.52 4.15 4.81 5.57 6.40 7.20 8.04 9.09 10.21 11.40 12.73 14.12 15.48 17.00 18.64 20.57 22.49 24.48 26.55 28.81 31.28 74 50 0.72 1.25 1.97 2.67 3.24 3.90 4.58 5.34 6.19 7.12 7.98 8.90 10.05 11.28 12.57 13.99 15.48 16.99 18.62 20.30 22.49 24.48 26.55 28.81 31.28 34.03 75 51 0.77 1.36 2.17 2.96 3.61 4.32 5.09 5.95 6.89 7.93 8.87 9.91 11.13 12.46 13.85 15.38 16.97 18.60 20.29 22.13 24.48 26.55 28.81 31.28 34.03 37.08 76 52 0.83 1.49 2.40 3.28 4.03 4.81 5.68 6.62 7.68 8.83 9.87 11.06 12.33 13.77 15.30 16.92 18.59 20.28 22.10 24.08 26.55 28.81 31.28 34.03 37.08 40.46 77 53 0.90 1.63 2.64 3.64 4.49 5.37 6.33 7.39 8.56 9.83 10.99 12.29 13.69 15.23 16.88 18.57 20.27 22.07 24.05 26.30 28.81 31.28 34.03 37.08 40.46 44.19 78 54 0.97 1.79 2.91 4.04 5.02 6.00 7.08 8.25 9.55 10.94 12.25 13.64 15.20 16.84 18.56 20.26 22.04 24.02 26.24 28.75 31.28 34.03 37.08 40.46 44.19 48.74 79 55 1.06 1.97 3.22 4.49 5.62 6.71 7.92 9.22 10.64 12.16 13.62 15.13 16.82 18.54 20.25 22.01 23.99 26.21 28.62 31.28 34.03 37.08 40.46 44.19 48.74 54.43 80 56 1.15 2.17 3.56 5.00 6.31 7.53 8.87 10.30 11.85 13.50 15.07 16.69 18.47 20.24 21.97 23.97 26.18 28.57 31.11 34.03 37.08 40.46 44.19 48.74 54.43 61.02 81 57 1.24 2.39 3.95 5.58 7.10 8.45 9.92 11.49 13.17 14.93 16.59 18.28 20.10 21.94 23.84 26.08 28.52 31.06 33.85 37.08 40.46 44.19 48.74 54.43 61.02 68.45 82 58 1.36 2.64 4.38 6.24 7.99 9.48 11.09 12.79 14.59 16.46 18.20 19.94 21.87 23.79 25.90 28.35 31.02 33.82 36.91 40.46 44.19 48.74 54.43 61.02 68.45 76.39 83 59 1.48 2.92 4.89 7.00 8.99 10.62 12.37 14.19 16.11 18.06 19.88 21.76 23.71 25.82 28.20 30.89 33.79 36.87 40.28 44.19 48.74 54.43 61.02 68.45 76.39 84.02 84 60 1.62 3.25 5.46 7.85 10.11 11.88 13.76 15.70 17.71 19.73 21.70 23.60 25.67 28.10 30.76 33.67 36.82 40.19 44.02 48.74 54.43 61.02 68.45 76.39 84.02 93.23 85 61 1.78 3.62 6.10 8.81 11.36 13.26 15.26 17.30 19.37 21.54 23.48 25.46 27.90 30.63 33.51 36.63 40.11 43.90 48.66 54.43 61.02 68.45 76.39 84.02 93.23 104.03 86 62 1.96 4.03 6.84 9.90 12.74 14.76 16.86 18.97 21.19 23.31 25.26 27.65 30.40 33.32 36.38 39.80 43.74 48.50 54.43 61.02 68.45 76.39 84.02 93.23 104.03 114.61 87 63 2.16 4.50 7.67 11.12 14.23 16.36 18.54 20.78 22.95 25.05 27.36 30.17 32.88 35.91 39.21 43.25 48.25 54.32 61.02 68.45 76.39 84.02 93.23 104.03 114.61 125.99 88 64 2.38 5.01 8.60 12.48 15.83 18.05 20.34 22.55 24.67 27.23 29.89 32.74 35.19 38.41 42.21 47.54 53.88 61.02 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 89 65 2.62 5.58 9.64 13.99 17.52 19.83 22.12 24.24 26.82 29.78 32.60 35.13 37.55 41.31 46.13 53.01 60.71 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 90 66 2.88 6.19 10.82 15.66 19.28 21.61 23.80 26.36 29.38 32.46 35.07 37.43 40.78 45.62 52.06 60.09 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 91 67 3.16 6.86 12.15 17.52 21.09 23.31 25.91 28.96 32.08 35.00 37.32 40.64 45.53 51.89 59.82 68.13 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 92 68 3.48 7.58 13.64 19.56 22.80 25.40 28.54 31.68 34.55 37.20 40.50 45.44 51.72 59.56 67.80 75.95 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 93 69 3.81 8.36 15.31 21.79 24.85 28.04 31.24 34.02 36.83 40.40 45.35 51.55 59.29 67.48 75.51 83.75 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 94

18408-00-00  63

2015 VBT FEMALE SMOKER ALB

Issue Age	Duration 1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Att. Age
70	4.18	9.18	17.18	24.23	27.50	30.72	33.44	36.09	39.91	45.17	51.38	59.02	67.15	75.07	83.16	93.23	104.03	114.61	125.99	137.98	150.26	162.73	175.51	188.05	200.27	214.01	95
71	4.58	10.08	19.26	26.89	30.15	32.77	35.26	39.02	44.30	50.82	58.57	66.83	74.63	82.57	92.20	104.03	114.61	125.99	137.98	150.26	162.73	175.51	188.05	200.27	214.01	229.82	96
72	5.02	11.05	21.55	29.51	32.03	34.32	38.01	43.27	49.74	57.66	66.30	73.64	81.98	91.45	103.28	114.61	125.99	137.98	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	97
73	5.50	12.13	24.07	31.22	33.29	36.90	42.12	48.50	56.34	65.21	73.27	80.18	89.61	102.72	114.61	125.99	137.98	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	98
74	6.05	13.34	26.82	32.20	35.70	40.87	47.14	54.85	62.39	72.50	79.80	88.50	101.02	114.22	125.99	137.98	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	99
75	6.66	14.70	29.29	34.42	39.53	45.66	53.19	60.83	68.22	79.41	88.20	100.85	113.89	125.44	137.98	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	100
76	7.36	16.22	31.41	38.10	44.06	51.36	59.17	66.67	74.99	87.90	100.68	113.38	124.87	137.67	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	101
77	8.16	17.94	33.68	42.34	49.36	57.96	65.12	73.31	82.99	99.41	112.78	123.80	136.91	150.26	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	102
78	9.06	19.86	36.15	47.20	56.17	64.10	71.64	81.11	93.21	110.82	122.57	135.53	149.77	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	103
79	10.08	22.07	38.85	53.04	63.29	69.86	79.23	91.67	103.14	121.01	133.79	148.96	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	104
80	11.28	24.62	41.98	58.38	68.95	77.23	88.02	102.01	112.13	131.42	147.12	162.73	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	105
81	12.67	27.46	45.58	62.57	74.14	85.06	96.28	110.25	124.49	144.10	161.92	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	106
82	14.25	30.65	49.51	66.96	79.69	92.02	103.30	121.03	139.98	160.31	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	107
83	16.04	34.23	53.73	71.53	85.47	98.30	113.34	134.76	157.90	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	108
84	18.10	38.24	58.25	76.19	91.00	106.46	127.26	152.93	175.51	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	109
85	20.45	42.67	62.97	80.75	97.36	117.22	145.39	173.42	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	110
86	23.10	47.54	67.74	85.02	105.35	133.94	169.28	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	111
87	26.09	52.83	72.38	91.33	119.83	163.14	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	112
88	29.42	58.48	76.81	103.51	147.14	188.05	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	113
89	33.08	64.37	83.74	121.12	178.83	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	114
90	38.03	68.71	102.02	160.89	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	115
91	46.10	85.22	153.21	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	500.00	116
92	58.51	119.95	200.27	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	500.00	500.00	117
93	75.79	149.35	214.01	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	500.00	500.00	500.00	118
94	98.63	188.48	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	119
95	128.07	229.82	246.27	263.04	279.66	299.21	323.14	346.98	370.36	392.92	414.30	434.13	452.05	467.69	480.68	490.65	497.23	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	120

Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.66 0.69 0.71 0.71 0.69 0.69 0.68 0.66 0.57 0.52 0.50 0.47 0.46 0.49 0.52 0.58 0.66 0.77 0.89 1.01 1.11 1.17 1.24 1.31 1.40 1.48 43 19 0.60 0.62 0.66 0.63 0.62 0.61 0.61 0.56 0.49 0.46 0.46 0.45 0.45 0.50 0.55 0.59 0.68 0.80 0.92 1.04 1.14 1.20 1.27 1.35 1.44 1.54 44 20 0.51 0.57 0.57 0.55 0.53 0.52 0.51 0.47 0.43 0.44 0.44 0.45 0.46 0.51 0.57 0.62 0.71 0.82 0.94 1.07 1.16 1.22 1.29 1.38 1.49 1.59 45 21 0.45 0.52 0.47 0.44 0.43 0.43 0.42 0.40 0.38 0.41 0.43 0.45 0.48 0.53 0.59 0.64 0.73 0.84 0.97 1.09 1.17 1.23 1.30 1.41 1.53 1.65 46 22 0.41 0.43 0.39 0.37 0.36 0.36 0.36 0.35 0.35 0.40 0.43 0.46 0.49 0.56 0.62 0.66 0.76 0.88 1.01 1.11 1.17 1.23 1.30 1.43 1.58 1.71 47 23 0.35 0.36 0.33 0.31 0.31 0.31 0.31 0.33 0.34 0.40 0.43 0.47 0.52 0.59 0.64 0.69 0.79 0.92 1.04 1.12 1.18 1.23 1.31 1.45 1.63 1.79 48 24 0.30 0.31 0.28 0.27 0.27 0.27 0.29 0.32 0.34 0.41 0.45 0.50 0.55 0.61 0.67 0.73 0.84 0.97 1.07 1.12 1.19 1.24 1.35 1.51 1.70 1.88 49 25 0.26 0.27 0.25 0.25 0.25 0.26 0.28 0.32 0.35 0.42 0.47 0.53 0.58 0.65 0.71 0.78 0.90 1.02 1.09 1.13 1.19 1.28 1.43 1.61 1.80 1.99 50 26 0.22 0.24 0.23 0.24 0.24 0.26 0.29 0.33 0.36 0.45 0.51 0.57 0.62 0.69 0.77 0.85 0.97 1.06 1.11 1.16 1.24 1.37 1.55 1.74 1.95 2.16 51 27 0.20 0.22 0.22 0.24 0.25 0.27 0.31 0.35 0.39 0.48 0.55 0.62 0.67 0.75 0.83 0.91 1.02 1.10 1.15 1.22 1.33 1.49 1.68 1.89 2.12 2.36 52 28 0.18 0.20 0.21 0.25 0.27 0.30 0.33 0.38 0.42 0.53 0.60 0.67 0.72 0.81 0.90 0.97 1.07 1.14 1.22 1.31 1.45 1.63 1.84 2.06 2.31 2.58 53 29 0.16 0.18 0.22 0.25 0.28 0.31 0.34 0.39 0.44 0.55 0.63 0.69 0.75 0.84 0.93 1.01 1.12 1.21 1.30 1.42 1.58 1.78 2.00 2.25 2.53 2.80 54 30 0.15 0.16 0.22 0.26 0.28 0.31 0.34 0.40 0.47 0.57 0.65 0.70 0.76 0.86 0.95 1.07 1.19 1.29 1.39 1.54 1.72 1.94 2.19 2.46 2.75 3.02 55 31 0.14 0.15 0.22 0.26 0.29 0.32 0.36 0.42 0.52 0.61 0.68 0.73 0.80 0.89 1.00 1.13 1.26 1.37 1.50 1.66 1.87 2.12 2.39 2.68 2.97 3.22 56 32 0.14 0.15 0.23 0.28 0.31 0.34 0.40 0.46 0.57 0.66 0.71 0.76 0.84 0.94 1.07 1.21 1.34 1.47 1.61 1.80 2.03 2.30 2.60 2.90 3.18 3.43 57 33 0.14 0.16 0.25 0.29 0.32 0.37 0.44 0.51 0.62 0.70 0.75 0.80 0.89 1.01 1.14 1.29 1.43 1.57 1.73 1.94 2.21 2.51 2.82 3.13 3.40 3.66 58 34 0.15 0.17 0.27 0.31 0.36 0.41 0.47 0.57 0.66 0.73 0.78 0.85 0.96 1.09 1.22 1.37 1.53 1.68 1.87 2.11 2.41 2.74 3.06 3.36 3.64 3.93 59 35 0.15 0.18 0.29 0.34 0.40 0.45 0.51 0.62 0.70 0.76 0.83 0.92 1.04 1.17 1.31 1.47 1.63 1.80 2.02 2.30 2.64 2.99 3.32 3.62 3.92 4.28 60 36 0.15 0.20 0.31 0.38 0.44 0.49 0.57 0.67 0.74 0.81 0.90 1.00 1.13 1.27 1.42 1.58 1.75 1.95 2.21 2.53 2.91 3.27 3.61 3.92 4.28 4.74 61 37 0.15 0.21 0.34 0.41 0.48 0.54 0.63 0.71 0.78 0.88 0.99 1.10 1.23 1.38 1.53 1.70 1.90 2.13 2.44 2.81 3.21 3.58 3.92 4.28 4.72 5.27 62 38 0.15 0.24 0.37 0.44 0.51 0.60 0.68 0.76 0.85 0.97 1.09 1.21 1.35 1.51 1.67 1.85 2.08 2.36 2.72 3.14 3.55 3.91 4.28 4.70 5.24 5.88 63 39 0.16 0.28 0.41 0.49 0.56 0.65 0.73 0.82 0.93 1.07 1.19 1.32 1.48 1.65 1.82 2.03 2.30 2.64 3.06 3.50 3.90 4.28 4.68 5.18 5.84 6.54 64 40 0.18 0.33 0.45 0.53 0.62 0.70 0.78 0.88 1.02 1.17 1.30 1.44 1.62 1.81 2.01 2.26 2.58 2.99 3.44 3.88 4.28 4.68 5.12 5.76 6.48 7.25 65 41 0.21 0.37 0.49 0.57 0.67 0.75 0.84 0.96 1.11 1.27 1.42 1.57 1.78 2.00 2.22 2.52 2.92 3.38 3.85 4.28 4.67 5.09 5.64 6.37 7.15 8.02 66 42 0.24 0.41 0.52 0.62 0.72 0.79 0.89 1.04 1.21 1.38 1.53 1.71 1.95 2.20 2.47 2.83 3.30 3.80 4.27 4.67 5.07 5.56 6.22 7.01 7.88 8.86 67 43 0.29 0.44 0.56 0.68 0.76 0.84 0.96 1.13 1.31 1.48 1.65 1.87 2.15 2.43 2.75 3.18 3.71 4.22 4.67 5.05 5.50 6.12 6.89 7.77 8.72 9.79 68 44 0.33 0.47 0.60 0.74 0.81 0.90 1.05 1.23 1.41 1.59 1.80 2.06 2.37 2.69 3.06 3.55 4.12 4.64 5.05 5.48 6.00 6.78 7.68 8.65 9.69 10.88 69 45 0.38 0.50 0.65 0.80 0.87 0.99 1.16 1.35 1.53 1.73 1.98 2.27 2.61 2.97 3.40 3.94 4.53 5.03 5.48 5.98 6.61 7.58 8.58 9.65 10.82 12.16 70 46 0.43 0.52 0.71 0.86 0.95 1.10 1.30 1.48 1.66 1.89 2.19 2.52 2.88 3.26 3.74 4.33 4.95 5.46 5.95 6.52 7.34 8.50 9.60 10.79 12.14 13.69 71 47 0.47 0.55 0.77 0.94 1.05 1.24 1.45 1.62 1.81 2.10 2.44 2.78 3.15 3.58 4.10 4.74 5.39 5.94 6.48 7.18 8.22 9.57 10.77 12.12 13.65 15.48 72 48 0.50 0.58 0.84 1.02 1.18 1.40 1.60 1.77 2.00 2.35 2.72 3.06 3.44 3.90 4.48 5.17 5.85 6.44 7.09 7.97 9.23 10.74 12.10 13.62 15.40 17.55 73 49 0.52 0.64 0.92 1.11 1.32 1.56 1.74 1.92 2.22 2.63 3.01 3.34 3.73 4.24 4.88 5.63 6.35 7.00 7.79 8.87 10.36 11.99 13.56 15.37 17.43 19.89 74 50 0.52 0.72 1.01 1.22 1.48 1.70 1.87 2.09 2.47 2.94 3.31 3.65 4.05 4.63 5.34 6.14 6.91 7.65 8.62 9.91 11.56 13.30 15.14 17.29 19.72 22.48 75 51 0.53 0.82 1.12 1.35 1.63 1.82 1.99 2.29 2.76 3.26 3.62 4.01 4.43 5.10 5.90 6.75 7.57 8.44 9.61 11.11 12.91 14.77 16.86 19.35 22.18 25.32 76 52 0.53 0.93 1.24 1.51 1.77 1.94 2.15 2.52 3.07 3.60 3.97 4.39 4.90 5.70 6.58 7.50 8.40 9.50 10.80 12.49 14.45 16.50 18.85 21.68 24.89 28.46 77 53 0.54 1.04 1.38 1.71 1.92 2.09 2.35 2.80 3.42 3.95 4.36 4.83 5.52 6.45 7.42 8.39 9.47 10.74 12.24 14.10 16.20 18.63 21.40 24.58 28.04 31.99 78 54 0.54 1.13 1.54 1.88 2.06 2.24 2.58 3.15 3.80 4.34 4.80 5.41 6.32 7.37 8.38 9.45 10.68 12.12 13.94 16.02 18.34 21.22 24.42 27.96 31.81 36.04 79 55 0.59 1.19 1.71 2.03 2.21 2.44 2.88 3.56 4.22 4.79 5.37 6.18 7.25 8.36 9.43 10.64 12.05 13.79 15.91 18.27 20.96 24.22 27.81 31.77 36.04 40.76 80 56 0.70 1.24 1.88 2.19 2.40 2.70 3.28 4.01 4.67 5.31 6.06 7.09 8.29 9.41 10.57 11.98 13.70 15.74 18.14 20.81 23.88 27.50 31.68 36.04 40.76 46.15 81 57 0.85 1.28 2.04 2.37 2.64 3.03 3.75 4.50 5.17 5.92 6.87 8.09 9.37 10.55 11.87 13.53 15.61 17.97 20.66 23.68 27.24 31.37 35.97 40.76 46.15 52.27 82 58 1.05 1.35 2.17 2.57 2.87 3.44 4.25 5.00 5.71 6.63 7.78 9.13 10.50 11.86 13.38 15.33 17.81 20.50 23.47 26.82 30.96 35.72 40.76 46.15 52.27 59.31 83 59 1.26 1.46 2.27 2.72 3.13 3.90 4.74 5.49 6.31 7.42 8.78 10.25 11.74 13.26 15.02 17.36 20.25 23.31 26.65 30.56 35.26 40.57 46.15 52.27 59.31 67.48 84 60 1.44 1.62 2.38 2.82 3.45 4.35 5.20 5.99 6.96 8.28 9.82 11.41 13.00 14.70 16.83 19.62 22.94 26.42 30.30 34.87 40.24 46.15 52.27 59.31 67.48 76.96 85 61 1.56 1.84 2.50 2.98 3.82 4.79 5.64 6.52 7.68 9.19 10.84 12.52 14.25 16.26 18.85 22.11 25.88 29.90 34.52 39.81 45.87 52.27 59.31 67.48 76.96 87.87 86 62 1.63 2.12 2.68 3.24 4.24 5.22 6.09 7.10 8.46 10.14 11.89 13.68 15.62 18.03 21.10 24.84 29.11 33.74 39.19 45.28 52.27 59.31 67.48 76.96 87.87 100.29 87 63 1.69 2.41 2.95 3.62 4.72 5.67 6.60 7.77 9.33 11.17 13.00 14.90 17.15 19.98 23.52 27.83 32.83 38.39 44.71 51.75 59.31 67.48 76.96 87.87 100.29 114.02 88 64 1.76 2.72 3.29 4.09 5.26 6.18 7.19 8.55 10.31 12.31 14.24 16.29 18.88 22.14 26.13 31.12 37.06 43.66 51.18 59.31 67.48 76.96 87.87 100.29 114.02 128.76 89 65 1.83 3.05 3.72 4.62 5.89 6.78 7.91 9.46 11.43 13.65 15.73 17.99 20.97 24.66 29.12 35.10 42.41 50.14 58.75 67.48 76.96 87.87 100.29 114.02 128.76 144.17 90 66 1.93 3.35 4.19 5.22 6.60 7.50 8.77 10.52 12.74 15.26 17.63 20.20 23.61 27.79 32.76 39.79 48.73 57.78 67.48 76.96 87.87 100.29 114.02 128.76 144.17 159.79 91 67 2.06 3.63 4.71 5.90 7.30 8.35 9.77 11.75 14.30 17.24 20.04 23.21 26.96 31.69 37.24 45.32 55.69 65.94 76.96 87.87 100.29 114.02 128.76 144.17 159.79 175.30 92 68 2.23 3.92 5.27 6.66 8.07 9.32 10.91 13.18 16.32 19.68 23.08 26.87 31.15 36.68 42.96 52.22 63.81 75.42 87.87 100.29 114.02 128.76 144.17 159.79 175.30 190.25 93 69 2.41 4.19 5.85 7.45 8.93 10.28 12.11 15.04 18.54 22.38 26.71 30.99 36.46 42.86 50.84 60.94 74.06 87.04 100.29 114.02 128.76 144.17 159.79 175.30 190.25 203.94 94

18408-00-00  65

Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 2.59 4.41 6.38 8.21 9.69 11.24 13.60 17.08 20.74 25.22 30.76 36.30 42.68 50.52 59.16 70.86 85.79 100.29 114.02 128.76 144.17 159.79 175.30 190.25 203.94 218.45 95 71 2.78 4.62 6.93 8.99 10.50 12.56 15.41 19.04 23.33 28.87 35.82 42.56 50.11 58.75 67.43 81.45 98.11 114.02 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 96 72 3.01 4.90 7.55 9.90 11.75 14.28 17.40 21.36 26.78 33.59 42.11 49.94 58.42 67.28 79.18 95.56 112.86 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 97 73 3.30 5.31 8.37 11.07 13.39 16.27 19.90 24.45 31.08 39.19 49.69 58.35 67.20 78.00 93.41 111.93 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 98 74 3.65 5.86 9.37 12.50 15.22 18.66 22.99 28.34 36.22 45.73 58.19 67.13 77.53 91.65 108.77 127.96 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 99 75 3.99 6.42 10.44 14.17 17.42 21.52 26.60 32.99 42.24 53.01 66.84 77.14 90.91 107.84 126.69 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 100 76 4.24 6.83 11.26 15.64 19.59 24.28 30.18 38.43 48.97 60.81 76.46 89.99 107.32 126.31 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 101 77 4.42 7.13 11.91 16.91 21.46 27.05 33.75 44.56 56.24 69.32 88.55 105.91 125.47 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 102 78 4.61 7.47 12.67 18.28 23.43 29.97 37.78 50.32 63.25 78.93 102.53 122.95 143.48 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 103 79 4.78 7.80 13.45 19.74 25.52 32.60 41.98 55.30 70.08 89.81 118.04 141.66 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 104 80 5.07 8.34 14.72 21.90 28.33 36.23 47.46 61.70 80.04 104.19 135.37 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 105 81 5.54 9.21 16.68 25.02 32.42 41.40 55.05 72.28 94.85 125.34 155.65 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 106 82 6.24 10.50 19.46 29.31 38.22 48.80 65.69 88.25 117.04 152.45 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 107 83 7.27 12.50 23.82 36.00 47.19 61.04 82.30 113.08 148.82 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 108 84 8.57 15.11 29.54 44.82 59.35 78.13 105.78 140.92 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 109 85 10.25 18.42 36.78 56.17 75.65 100.97 133.91 167.51 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 110 86 12.32 22.63 46.13 71.55 97.66 129.69 165.42 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 111 87 14.55 27.50 57.18 90.24 124.30 163.40 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 112 88 16.83 32.62 69.54 111.42 153.75 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 113 89 19.34 38.13 83.50 136.22 182.90 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 114 90 23.37 52.47 113.46 172.67 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 115 91 31.59 79.88 165.78 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 116 92 46.10 117.11 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 117 93 68.04 150.88 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 98.17 192.89 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 137.03 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

18408-00-00  66

Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.67 0.70 0.72 0.75 0.78 0.80 0.83 0.85 0.84 0.83 0.82 0.82 0.84 0.88 0.95 1.02 1.10 1.19 1.30 1.42 1.58 1.79 2.01 2.24 2.46 2.65 43 19 0.64 0.66 0.69 0.71 0.73 0.76 0.78 0.78 0.78 0.78 0.78 0.80 0.85 0.91 0.98 1.06 1.15 1.25 1.40 1.57 1.77 2.00 2.23 2.44 2.63 2.79 44 20 0.60 0.63 0.65 0.67 0.69 0.71 0.73 0.73 0.73 0.74 0.76 0.81 0.87 0.95 1.03 1.11 1.21 1.37 1.56 1.76 1.98 2.21 2.43 2.61 2.77 2.94 45 21 0.56 0.58 0.60 0.62 0.64 0.67 0.68 0.68 0.70 0.72 0.77 0.84 0.91 0.99 1.08 1.17 1.34 1.54 1.74 1.96 2.20 2.41 2.60 2.75 2.92 3.13 46 22 0.52 0.53 0.54 0.58 0.61 0.63 0.64 0.65 0.69 0.74 0.80 0.87 0.95 1.04 1.14 1.31 1.52 1.72 1.94 2.18 2.40 2.58 2.74 2.91 3.12 3.34 47 23 0.48 0.49 0.51 0.55 0.58 0.59 0.61 0.65 0.70 0.76 0.84 0.91 1.00 1.10 1.28 1.50 1.69 1.91 2.15 2.38 2.57 2.72 2.89 3.10 3.33 3.57 48 24 0.44 0.47 0.49 0.52 0.55 0.57 0.61 0.66 0.73 0.80 0.88 0.96 1.06 1.23 1.46 1.66 1.88 2.12 2.35 2.55 2.71 2.89 3.09 3.32 3.56 3.83 49 25 0.41 0.45 0.47 0.50 0.53 0.57 0.63 0.69 0.77 0.85 0.93 1.02 1.17 1.41 1.62 1.85 2.09 2.32 2.53 2.70 2.88 3.09 3.31 3.56 3.83 4.13 50 26 0.37 0.43 0.46 0.49 0.53 0.59 0.66 0.73 0.81 0.90 0.99 1.10 1.33 1.56 1.80 2.04 2.28 2.50 2.68 2.88 3.09 3.31 3.55 3.82 4.13 4.47 51 27 0.34 0.41 0.45 0.49 0.55 0.62 0.70 0.78 0.87 0.97 1.07 1.22 1.48 1.73 1.98 2.22 2.45 2.65 2.86 3.08 3.30 3.55 3.82 4.12 4.47 4.86 52 28 0.32 0.40 0.47 0.52 0.60 0.67 0.75 0.83 0.93 1.04 1.18 1.35 1.63 1.90 2.14 2.37 2.59 2.81 3.07 3.30 3.54 3.81 4.12 4.46 4.85 5.28 53 29 0.31 0.42 0.51 0.58 0.66 0.74 0.81 0.90 1.01 1.15 1.31 1.50 1.78 2.04 2.26 2.49 2.74 3.01 3.29 3.54 3.81 4.11 4.46 4.85 5.28 5.77 54 30 0.31 0.44 0.56 0.65 0.73 0.81 0.88 0.97 1.11 1.28 1.45 1.64 1.91 2.15 2.37 2.62 2.93 3.23 3.53 3.80 4.11 4.45 4.84 5.28 5.76 6.32 55 31 0.32 0.47 0.61 0.71 0.80 0.87 0.95 1.06 1.23 1.42 1.60 1.77 2.03 2.26 2.50 2.81 3.15 3.47 3.80 4.10 4.45 4.84 5.27 5.76 6.31 6.94 56 32 0.33 0.50 0.66 0.77 0.87 0.94 1.03 1.18 1.36 1.56 1.74 1.90 2.14 2.39 2.68 3.02 3.39 3.73 4.10 4.44 4.83 5.27 5.75 6.30 6.93 7.65 57 33 0.33 0.52 0.70 0.81 0.92 1.02 1.13 1.31 1.50 1.70 1.83 2.01 2.27 2.57 2.88 3.25 3.65 4.04 4.44 4.83 5.26 5.75 6.29 6.92 7.64 8.46 58 34 0.34 0.54 0.74 0.85 0.97 1.10 1.24 1.44 1.63 1.79 1.91 2.15 2.45 2.77 3.11 3.52 3.96 4.38 4.82 5.26 5.74 6.29 6.91 7.64 8.46 9.39 59 35 0.35 0.56 0.78 0.89 1.03 1.19 1.37 1.56 1.72 1.85 2.05 2.33 2.65 3.00 3.37 3.82 4.30 4.76 5.25 5.73 6.28 6.90 7.63 8.45 9.38 10.45 60 36 0.37 0.59 0.84 0.96 1.12 1.30 1.49 1.65 1.76 1.97 2.24 2.53 2.88 3.26 3.67 4.16 4.68 5.18 5.73 6.27 6.89 7.62 8.45 9.38 10.45 11.66 61 37 0.39 0.64 0.91 1.06 1.23 1.41 1.58 1.69 1.87 2.16 2.45 2.76 3.15 3.57 4.02 4.54 5.11 5.66 6.26 6.88 7.62 8.44 9.37 10.44 11.66 13.03 62 38 0.42 0.70 1.00 1.16 1.33 1.50 1.63 1.80 2.07 2.38 2.69 3.03 3.46 3.92 4.41 4.98 5.59 6.19 6.87 7.61 8.44 9.37 10.44 11.66 13.03 14.53 63 39 0.46 0.77 1.09 1.26 1.43 1.56 1.74 2.00 2.30 2.63 2.97 3.35 3.82 4.33 4.87 5.48 6.13 6.79 7.60 8.43 9.36 10.44 11.66 13.02 14.52 16.18 64 40 0.51 0.85 1.18 1.35 1.50 1.68 1.94 2.23 2.55 2.91 3.29 3.71 4.23 4.80 5.39 6.04 6.73 7.56 8.43 9.36 10.44 11.65 13.02 14.52 16.17 17.98 65 41 0.56 0.93 1.25 1.44 1.62 1.88 2.18 2.49 2.83 3.23 3.64 4.12 4.71 5.33 5.97 6.66 7.53 8.43 9.36 10.43 11.65 13.02 14.51 16.16 17.97 19.89 66 42 0.61 1.01 1.32 1.54 1.80 2.10 2.43 2.78 3.15 3.58 4.05 4.59 5.25 5.93 6.62 7.45 8.42 9.35 10.43 11.65 13.02 14.51 16.14 17.97 19.89 21.90 67 43 0.66 1.08 1.41 1.69 2.00 2.35 2.72 3.09 3.50 3.98 4.51 5.12 5.85 6.60 7.39 8.37 9.35 10.43 11.65 13.02 14.51 16.13 17.96 19.89 21.89 24.05 68 44 0.70 1.16 1.53 1.86 2.23 2.63 3.03 3.43 3.88 4.44 5.04 5.73 6.55 7.37 8.28 9.34 10.43 11.65 13.02 14.50 16.12 17.95 19.88 21.89 24.03 26.41 69 45 0.75 1.25 1.67 2.06 2.49 2.93 3.36 3.81 4.32 4.95 5.64 6.43 7.33 8.25 9.27 10.42 11.65 13.02 14.50 16.11 17.94 19.88 21.88 24.02 26.37 29.08 70 46 0.82 1.36 1.82 2.29 2.78 3.27 3.73 4.22 4.81 5.54 6.33 7.27 8.23 9.26 10.39 11.64 13.02 14.49 16.09 17.93 19.88 21.88 24.01 26.33 29.02 32.11 71 47 0.89 1.48 2.01 2.56 3.11 3.63 4.13 4.68 5.36 6.21 7.22 8.22 9.25 10.39 11.64 13.02 14.49 16.08 17.92 19.88 21.87 24.00 26.29 28.96 32.06 35.47 72 48 0.97 1.61 2.24 2.88 3.49 4.03 4.58 5.20 5.99 7.15 8.22 9.23 10.39 11.64 13.02 14.49 16.07 17.91 19.87 21.87 23.98 26.24 28.90 32.00 35.44 39.08 73 49 1.06 1.76 2.50 3.26 3.90 4.48 5.07 5.79 7.03 8.22 9.21 10.36 11.64 13.02 14.48 16.06 17.90 19.87 21.87 23.97 26.20 28.84 31.94 35.40 39.02 42.83 74 50 1.16 1.93 2.81 3.69 4.38 4.97 5.69 6.84 8.21 9.20 10.33 11.61 13.02 14.48 16.04 17.89 19.87 21.86 23.91 26.16 28.77 31.88 35.37 38.96 42.76 46.60 75 51 1.27 2.13 3.18 4.20 4.91 5.61 6.73 8.07 9.18 10.30 11.59 13.00 14.48 16.03 17.87 19.87 21.85 23.84 26.06 28.71 31.82 35.33 38.90 42.70 46.52 50.33 76 52 1.40 2.34 3.61 4.79 5.55 6.59 7.89 9.09 10.27 11.56 12.97 14.46 16.02 17.86 19.83 21.84 23.77 25.97 28.65 31.76 35.30 38.84 42.64 46.44 50.15 54.04 77 53 1.54 2.59 4.11 5.47 6.42 7.67 8.90 10.24 11.54 12.95 14.44 16.01 17.84 19.80 21.81 23.70 25.87 28.59 31.71 35.26 38.78 42.57 46.37 49.97 53.79 57.84 78 54 1.70 2.88 4.69 6.24 7.40 8.66 10.03 11.51 12.93 14.43 15.99 17.82 19.77 21.78 23.64 25.78 28.53 31.65 35.23 38.72 42.51 46.29 49.80 53.54 57.69 61.88 79 55 1.88 3.21 5.35 7.10 8.38 9.77 11.28 12.91 14.41 15.98 17.81 19.74 21.75 23.57 25.68 28.46 31.59 35.19 38.65 42.44 46.21 49.62 53.29 57.54 61.88 66.27 80 56 2.08 3.58 6.09 8.06 9.46 10.98 12.63 14.40 15.97 17.79 19.71 21.72 23.50 25.59 28.40 31.53 35.16 38.59 42.38 46.13 49.44 53.04 57.36 61.88 66.27 70.94 81 57 2.31 4.00 6.88 9.10 10.62 12.28 14.07 15.96 17.78 19.68 21.69 23.43 25.49 28.34 31.47 35.12 38.53 42.32 46.05 49.26 52.80 57.17 61.83 66.27 70.94 76.84 82 58 2.56 4.48 7.73 10.22 11.86 13.64 15.55 17.54 19.64 21.66 23.36 25.39 28.28 31.41 35.09 38.47 42.25 45.98 49.08 52.55 56.99 61.77 66.27 70.94 76.84 84.42 83 59 2.84 5.01 8.61 11.39 13.15 15.04 17.05 19.15 21.39 23.30 25.30 28.22 31.36 35.05 38.41 42.19 45.90 48.90 52.30 56.80 61.72 66.25 70.94 76.84 84.42 93.03 84 60 3.15 5.60 9.51 12.60 14.46 16.45 18.38 20.60 22.99 25.20 28.15 31.30 35.02 38.35 42.12 45.82 48.73 52.05 56.61 61.66 66.18 70.94 76.84 84.42 93.03 102.79 85 61 3.49 6.24 10.42 13.81 15.77 17.67 19.42 21.73 24.27 27.32 30.47 33.79 38.29 42.06 45.74 48.55 51.80 56.43 61.60 66.15 70.89 76.84 84.42 93.03 102.79 113.76 86 62 3.86 6.92 11.32 15.00 17.07 18.93 20.41 22.62 25.35 28.62 31.93 35.34 40.13 45.67 48.37 51.55 56.24 61.54 66.01 70.72 76.84 84.42 93.03 102.79 113.76 125.86 87 63 4.25 7.63 12.20 16.17 18.41 20.14 21.64 23.98 27.08 30.10 33.42 36.73 41.46 48.19 51.30 56.06 61.48 65.88 70.48 76.67 84.42 93.03 102.79 113.76 125.86 138.82 88 64 4.66 8.34 13.06 17.36 19.69 21.40 23.42 26.22 29.27 32.51 35.73 38.74 43.44 51.06 55.87 61.42 65.75 70.24 76.42 84.42 93.03 102.79 113.76 125.86 138.82 152.25 89 65 5.08 9.06 13.93 18.63 21.15 23.25 25.73 28.67 31.66 35.56 38.46 42.12 46.02 53.88 60.63 65.62 70.00 76.23 84.29 93.03 102.79 113.76 125.86 138.82 152.25 165.84 90 66 5.51 9.79 14.86 20.07 23.03 25.50 28.29 31.33 34.64 38.29 41.73 45.61 48.85 57.07 64.20 69.76 76.06 84.08 93.03 102.79 113.76 125.86 138.82 152.25 165.84 179.17 91 67 5.97 10.57 15.89 21.79 25.24 28.06 31.11 34.31 37.66 41.34 45.19 48.66 54.15 60.88 68.54 75.16 83.90 92.63 102.79 113.76 125.86 138.82 152.25 165.84 179.17 192.04 92 68 6.46 11.42 17.10 23.84 27.76 30.86 34.09 37.34 40.69 44.78 48.48 53.70 60.13 65.52 74.23 82.31 92.30 102.19 113.76 125.86 138.82 152.25 165.84 179.17 192.04 204.12 93 69 7.01 12.38 18.50 26.20 30.52 33.82 37.10 40.45 44.21 48.30 53.25 59.38 64.52 71.40 81.57 90.75 101.72 113.38 125.86 138.82 152.25 165.84 179.17 192.04 204.12 214.85 94

18408-00-00  67

Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 7.65 13.48 20.08 28.80 33.45 36.81 40.24 44.09 48.23 52.80 58.62 63.80 69.17 78.44 89.93 100.30 113.03 125.86 138.82 152.25 165.84 179.17 192.04 204.12 214.85 226.52 95 71 8.38 14.70 21.83 31.58 36.42 40.00 43.96 48.13 52.71 57.87 63.26 68.62 75.51 86.37 98.91 112.06 125.64 138.82 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 96 72 9.21 16.04 23.70 34.39 39.35 43.42 47.84 52.05 57.04 62.42 68.04 74.45 83.41 94.74 110.30 124.77 138.64 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 97 73 10.14 17.46 25.64 37.18 42.70 47.15 51.28 55.76 60.80 66.93 73.97 81.06 91.42 107.32 123.27 137.54 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 98 74 11.14 18.93 27.63 39.96 46.12 50.53 53.74 58.44 65.17 72.96 80.81 89.87 104.73 121.84 136.13 151.70 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 99 75 12.20 20.44 29.68 42.76 48.69 52.99 56.33 62.51 71.27 79.92 89.52 103.57 120.03 134.43 150.99 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 100 76 13.32 22.01 31.84 45.62 51.36 55.87 60.79 69.33 78.34 88.46 102.11 117.60 132.21 150.00 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 101 77 14.50 23.67 34.14 48.61 54.71 59.81 66.90 76.23 86.70 100.05 114.78 129.21 147.91 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 102 78 15.78 25.45 36.64 51.76 59.13 64.63 73.60 84.34 97.37 111.53 125.78 144.95 164.97 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 103 79 17.17 27.40 39.38 55.33 64.20 70.44 81.40 94.16 107.75 121.80 141.24 163.59 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 104 80 18.73 29.55 42.55 59.35 69.03 77.87 90.43 103.54 117.13 136.44 160.96 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 105 81 20.48 32.08 46.20 63.61 74.23 85.77 98.91 111.91 130.60 156.75 178.32 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 106 82 22.54 35.01 50.18 68.07 79.78 92.78 106.13 123.81 151.15 176.62 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 107 83 24.96 38.27 54.46 72.72 85.57 99.12 116.05 144.14 174.09 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 108 84 27.69 41.84 59.03 77.45 91.10 107.34 135.72 168.88 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 109 85 30.74 45.74 63.82 82.09 97.47 125.90 161.00 189.83 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 110 86 34.14 49.95 68.65 86.43 114.67 150.42 185.46 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 111 87 37.88 54.34 73.36 96.63 137.11 178.97 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 112 88 41.90 59.26 77.85 115.37 159.56 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 113 89 46.11 64.79 86.43 138.24 191.25 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 114 90 51.16 72.96 119.89 178.71 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 115 91 58.87 95.41 177.41 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 116 92 70.75 132.60 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 117 93 87.36 161.79 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 108.95 199.78 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 137.03 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

18408-00-00  68

Exhibit D

Company’s Retention Limits

Company’s Retention Limits:

The Company will retain thirty-three (33)% of each policy on a first dollar quota share basis, not to exceed the Company’s Retention Limits stated below. If the Company has filled its maximum retention limit on the life, the Company’s share will be zero (0)% of amounts in excess of the maximum retention limit on the life.

Issue Age	Standard – Table P
18-75	$6,000,000

18408-00-00  69

Exhibit E

Automatic Acceptance Limits

1. Automatic Binding Limit:

Issue Age	Standard – Table P
18-75	$20,000,000

The pool maximum automatic binding amounts above exclude the Company’s Retention.

2. Jumbo Limit:

The Company will not cede any risk automatically if the total new ultimate face amount of insurance on that life in force and applied for with all companies, including the Company, and any amounts to be replaced, exceeds the applicable amounts shown below.

$35,000,000

3. Conditional Receipt or Temporary Insurance Agreement Liability:

The amount of coverage provided by the Reinsurer will be limited to its share of the lesser of the policy face amount or the following amounts per life provided by the Company’s Conditional Receipt (or Interim Receipt) or Temporary Insurance Agreement.

Maximum Amount
$3,000,000

18408-00-00  70

Exhibit F

Reinsurance Reports

The Company acknowledges that timely and correct compliance with the reporting requirements of this Agreement are a material element of the Company’s responsibilities hereunder and an important basis of the Reinsurer’s ability to reinsure the risks hereunder. Consistent and material non-compliance with reporting requirements, including extended delays, will constitute a material breach of the terms of this Agreement.

Remittance: The Company will self-administer reinsurance transactions. Reinsurance premiums are payable as specified in the Premium Mode provision in the applicable Exhibit. During each accounting period, as defined below, the Company will report to the Reinsurer all first year and renewal premiums which became due during the previous accounting period. Reporting of business transactions should begin within ninety (90) days of the latter of the Effective Date or the execution date of the Agreement, including policies with zero first year premium. Any adjustments made necessary by changes in reinsurance effective during a previous accounting period will also be reported.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of premiums in arrears due under a reinstated Reinsured Policy.

If a net balance is due to the Reinsurer, the Company will forward a remittance in settlement with its report. If the net balance is due to the Company, the Reinsurer will forward a remittance in settlement within thirty (30) days of receipt of the report.

Report Requirements:

The Company will send to the Reinsurer the following TAI reports electronically, by the times indicated below:

	Report	Accounting Period	Due Date
1.	Transaction Report:	Monthly	25th day after month end

a) New Business

b) Renewal Business

c) Changes & Terminations

2.	Inforce Report	Monthly	25th day after month end

3.	Policy Exhibit	Monthly	25th day after month end

18408-00-00  71

Docusign Envelope ID: 3B98B623-D2D1-497E-AF48-AB424E14829E

Minimum Data Requirements for Electronic Administration:

Policy record details for new business, renewal business and changes and terminations (Reports #1, 2 and 3 in Report Requirements, above) may be reported as separate reports or combined into one report, hereinafter referred to as the Billings and Transactions Report. Nonetheless, the data elements specified below for the Billings and Transactions Report must be provided for each reported record.

Billings and Transactions Report:

General

1. Reporting Period Dates	Specifies the beginning and ending date of the reporting period represented on the statement file.

Insured Data

2. Last Name	Represents the surname or family name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components

3. First Name	Represents the given name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.

4. Middle Name or Middle Initial (if available)	Represents the middle name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.

5. Date of Birth	Specifies the date on which the insured was born; this field must be provided on each insured on a joint policy.

6. Sex	Indicates the gender of the insured; this field must be provided on each insured on a joint policy.

7. Tobacco Use Code	Indicates whether the insured is a smoker or user of tobacco products.

8. Rating	Indicates whether the insured is standard, substandard, or uninsurable.

9. Residence	State, province, or other geographical code that indicates where the insured resides.

10. Insured Sequence Number	Specifies the number assigned by the ceding company to delineate one insured from another on a policy with multiple insureds.

Coverage Data

11. Currency	Indicates the currency to be applied in calculating monetary amounts, if currency within this treaty is a variable on a by policy basis.

12. Reinsurance Method	Indicates whether the policy is being ceded on an automatic or facultative basis.

13. Policy Number	Specifies the number assigned by the ceding company to the policy record.

14. Coverage Sequence Number	Specifies the number assigned by the ceding company to delineate one coverage or benefit from another on a policy with multiple coverages or benefits.

15. Issue Date	The date the policy or benefit was issued.

18408-00-00  72

16. Reinsurance Effective Date (if different than issue date)	Specifies the date upon which the reinsurance coverage goes into effect, if it goes into effect on a date other than the issue date. Can also be used to specify the original Policy Issue Date on a contractual policy conversion.

17. Plan Code	Specifies the plan of insurance being provided to the insured; there must be a separate plan code for each coverage.

18. Joint Life Indicator	Indicates that the coverage is a joint coverage and that multiple lives are involved with the coverage.

19. Smoker Code	Indicates that the coverage has been issued at either non-smoker or smoker rates.

20. Preferred Risk Class	Indicates the level of classification between the preferred and standard categories; there may be more than one level of the preferred classification available, and this will indicate the specific level for this policy.

21. Mortality Rating	Specifies the exact rating assigned to the policy; premium rates will be based on this rating; this rating is generally expressed as a percentage.

22. Flat Extra Rate	Specifies a flat rate per thousand to be charged on the policy.

23. Flat Extra Duration	Specifies the number of years that the flat extra rating will be charged.

24. Direct Face Amount	Specifies the face amount of the benefit issued to the insured before the purchase of any reinsurance.

25. Reinsured Face Amount	Specifies the face amount of the reinsurance purchased.

26. Reinsured Amount at Risk	Specifies the net amount at risk for the current year’s reinsurance benefits.

27. Death Benefit Option	Specifies the option used to calculate the policy net amount at risk on Universal Life products, only.

28. Coverage Maturity or Expiry Date	Specifies the date on which the insurance coverage will cease, based on the type of plan issued to the insured.

29. Issue Age	From date of issue, the age at which premiums will be charged when the case does not use a rated age.

30. Rated Age	From the date of issue, the age at which premiums will be charged when the age is increased for substandard reasons, or when the age is an equivalent age for joint products.

31. Transaction Code	Indicates the specific action that has occurred to cause a policy to appear on the billing or transaction report, such as New Business, Renewal, Lapse, Death etc.

32. Transaction Effective Date	Specifies the date on which the transaction is applied to the insured’s policy.

33. Standard Premium	The premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.

34. Substandard Premium	In the event that a mortality rating has been assigned, this is the substandard portion of the premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.

18408-00-00  73

35. Flat Extra Premium	The premium to be paid the reinsurer for any flat extra premiums assigned to the policy.

36. Fees	Any additional fees to be charged, such as policy fees

37. Standard Allowance	The allowance to be taken for the reinsured benefit; this must be specified for each benefit provided on a policy record.

38. Substandard Allowance	In the event that a mortality rating has been assigned, this is the portion of the allowance to be taken for the substandard premium; this must be specified for each benefit provided on a policy record.

39. Flat Extra Allowance	In the event a flat extra rating has been assigned to the policy, this is the portion of the allowance to be taken on the flat extra premium; this must be specified for each flat extra premium provided on a policy record.

Inforce List:

As required, a complete listing of all policy records considered to be in force under this Agreement must also be provided to the Reinsurer (Report #2 in Report Requirements, above). Each record on the Inforce List must contain data elements 1–thirty (30), as specified in the above listing of data requirements.

Reporting System: The system used by the Company to administer its reinsurance is: TAI

The Company will inform the Reinsurer at least one reporting period in advance of any change in the reporting format or data prior to its use in reports to the Reinsurer. The Company will provide the Reinsurer with a test file containing such a change prior to its implementation in the production of reports.

Notification of Acceptance of Facultative Offer: The Company will promptly advise the Reinsurer of its acceptance of the Reinsurer’s underwriting decision pertaining to facultative business by sending notice to the Reinsurer on the next New Business Report, providing the full details of the facultative new business.

Additional Information: Upon request, the Company will promptly provide the Reinsurer with any additional information related to the Reinsured Policies and which the Reinsurer requires in order to complete its financial statements.

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